Exhibit 10.18

OFFICE, WAREHOUSE AND DISTRIBUTION CENTER

LEASE AGREEMENT

THIS OFFICE, WAREHOUSE AND DISTRIBUTION CENTER LEASE AGREEMENT (this “Lease”) is executed this 8th day of October, 2002, by and between TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and THE CONTAINER STORE, INC., a Texas corporation (“Tenant”).

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

A.                                    Leased Premises: Suite 100 consisting of approximately 653,500 square feet of that certain building consisting of approximately 1,101,500 square feet to be constructed at 500 Freeport Parkway, Coppell, Texas (the “Building”), which Building shall be situated on that certain tract or parcel of land containing approximately 49.6 acres as more particularly described in Exhibit “A-l” attached hereto (the “Land”), located in Freeport North (the “Park”). The Leased Premises, the Building and the Land are sometimes collectively referred to herein as the “Project.” The preliminary lease outline drawing of the Leased Premises is set forth on the site plan of the Project attached hereto as Exhibit “A” (the “Site Plan”).

B.                                    Rentable Area: approximately 653,500 square feet, consisting of approximately 75,000 square feet of office space and approximately 578,500 square feet of warehouse/distribution space. Rentable Area shall be measured from the middle of common walls and the exterior of (i) outside walls [such exterior not to exceed twelve inches (12”) from the interior surface of said outside walls and to exclude pilasters and other exterior architectural features] and (ii) windows, and such measurement shall exclude (a) adjacent corridors, (b) stairwells and elevator shafts, (c) heating and ventilation facilities, (d) telephone and electric rooms and (e) any part of the Common Areas (as hereinafter defined); provided, however, that any item set forth in clauses (b), (c) and (d) above which is within and exclusively serves the Leased Premises shall be included in the Rentable Area of the Leased Premises. The Rentable Area of the Leased Premises shall be determined and certified to Landlord and Tenant in writing (the “Square Footage Certificate”) by Landlord’s architect for the Leased Premises and delivered to Tenant on or before the Commencement Date (as hereinafter defined). Within fifteen (15) days of Tenant’s receipt of the Square Footage Certificate, Tenant shall have the right to have the Rentable Area of the Leased Premises measured by an architect reasonably satisfactory to Landlord (Landlord acknowledges that HLM Architects is satisfactory to Landlord). If the Rentable Area of the Leased Premises, as determined by Tenant’s architect differs from the amount set forth in the Square Footage Certificate, Tenant shall notify Landlord of such difference in writing. Landlord shall have the right upon written notice to Tenant to dispute said architect’s determination, in which case Landlord’s and Tenant’s architects shall, within ten (10) days after such written notice, mutually identify a third independent, qualified architect licensed in the State of Texas who is professionally competent and experienced in the design and construction of buildings similar to the Building, and shall notify Landlord and Tenant of the name, address and telephone number of such third architect. Within ten (10) days from the selection of the third architect, the three (3) architects shall collectively determine the Rentable Area of the Leased Premises and deliver their written determination thereof to Landlord and Tenant, with the decision of two (2) of the three (3) architects controlling. Each party shall bear the cost of the architect selected by it, and the parties shall equally share the cost of the third architect selected as aforesaid. The determination of the three (3) architects (or 2 out of the 3) shall be final and binding upon Landlord and Tenant as to the Rentable Area of the Leased Premises. If the Rentable Area of the Leased Premises, as set forth in the Square Footage Certificate or as otherwise determined in accordance with the terms herein, differs from the amount set forth in this Section 1.01B, Landlord and Tenant shall enter into an amendment to this Lease, pursuant to which the Minimum Annual Rent (and the Monthly Rental Installments) shall be adjusted, using the rental rates per square foot set forth in Section 1.01D below, to reflect the revised determination of the Rentable Area of the Leased Premises. If Tenant does not elect to have the Leased Premises remeasured in accordance with this Section 1.01B, then the Rentable Area of the Leased Premises shall be deemed to be as set forth in the Square Footage Certificate.

C.                                    Tenant’s Proportionate Share shall equal a fraction, the numerator of which is the Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above, and the denominator of which is the total Rentable Area of the Building (if completely constructed, or, if not completely constructed, then as shown on the Site Plan), including the Leased Premises, whether the Building is occupied or not. Currently Landlord estimates the denominator of the fraction to be 1,101,500 square feet as of the date hereof, resulting in an estimated Tenant’s Proportionate Share of 59.33%.

D.                                    Minimum Annual Rent:

Months 1 – 2	$0.00

Months 3 – 26	$2.83 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above

Months 27 – 50	$2.87 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above

Months 51 – 74	$2.96 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above

Months 75 – 98	$3.05 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above

Months 99 – 122	$3.19 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.01B above

E.                                     Monthly Rental Installments:

Months 1 – 2	$0.00
Months 3 – 26	$154,117.08
Months 27 – 50	$156,295.42
Months 51 – 74	$161,196.67
Months 75 – 98	$166,097.92
Months 99 – 122	$173,722.08

F.                                      Lease Term: One Hundred Twenty-Two (122) months plus, if applicable, the number of additional days required such that the expiration of the term of this Lease, including any extensions thereof, shall not occur during the months of September through and including March (the “Holiday Stub”). Monthly Rental Installments during the Holiday Stub shall be in the same amounts then in effect prior to the commencement of the Holiday Stub;

G.                                    Commencement Date: Unless otherwise indicated in this Lease, the date of Substantial Completion (as hereinafter defined) of the Work (as hereinafter defined) and Landlord’s delivery of the Leased Premises to Tenant in accordance with the requirements of Section 2.02F hereof, which date is anticipated to be March 1, 2004 (the “Target Commencement Date”);

H.                                   Security Deposit: $200,000.00 either in cash or in the form of an Irrevocable Standby Letter of Credit (subject to the provisions set forth in Article 4 hereof);

I.                                        Guarantor(s): None;

J.                                        Broker(s): Cushman & Wakefield of Texas, Inc. representing Tenant;

K.                                   Permitted Use: Warehousing, storage, light assembly, sales at wholesale, sales from mail and internet orders and distribution of merchandise, including, without limitation, organizational products; and general office, administrative and other lawful uses relating to Tenant’s business;

L.                                     Address for Notices:

Landlord:	Texas Dugan Limited Partnership
c/o Duke Realty Corporation
5495 Belt Line Road, Suite 360
Dallas, Texas 75254
Attn: Property Manager for Freeport Parkway

With copy to:	Texas Dugan Limited Partnership
c/o Duke Realty Corporation
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096-8268
Attn: Legal Department (Market Attorney/Texas Market)

Tenant:	The Container Store, Inc.
2000 Valwood Parkway
Dallas, Texas 75234-8800
Attn: Chief Financial Officer

With copies to:	The Container Store, Inc.
2000 Valwood Parkway
Dallas, Texas 75234-8800
Attn: Vice President of Real Estate

and

Smith, Robertson, Elliott & Glen, L.L.P.
1717 West Sixth Street, Suite 300
Austin, Texas 78703
Attn: Michael L. Robertson, Esq.

Address for rental and other payments:

Texas Dugan Limited Partnership
75 Remittance Drive, Suite 1410
Chicago, Illinois 60675-1410

M.                                 Exhibits attached hereto:

Exhibit “A”:	Site Plan of the Project
Exhibit “A-l”:	Legal Description of the Land
Exhibit “A-2”:	Ruby Road — Phase I
Exhibit “A-3”:	Prohibited Area
Exhibit “A-4:	Reserved Parking Area
Exhibit “A-5”:	Truck Parking and Truck Loading Areas
Exhibit “B”:	Building and Site Work Description
Exhibit “B-l”;	Project Schedule
Exhibit “B-2”:	Building Rendering
Exhibit “C”:	Letter of Understanding
Exhibit “D”:	Special Stipulations
Exhibit “E”:	Additional Surrender Conditions
Exhibit “F”:	Additional Premises
Exhibit “G”:	Tenant’s Signage
Exhibit “H”:	Landlord’s “Jobsite Rules of Conduct”
Exhibit “I”:	Intentionally Omitted
Exhibit “J”:	City of Coppell Letter re: Detention Ponds
Exhibit “K”:	City of Coppell Letter re: Economic Incentives
Exhibit “L”:	Description of Land to be Purchased by Landlord
Exhibit “M”:	Form of Letter of Credit

Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The term of this Lease (“Lease Term”) shall be for the period of time set forth in Section 1.01F hereof and shall commence on the Commencement Date set forth in Section 1.01G hereof. The Lease Term may be extended as provided in Exhibit “D” hereto.

Section 2.02. Construction.

A.                                    Building and Site Work Plans and Specifications. On or before the dates set forth in the Project Schedule (as hereinafter defined) Landlord shall prepare and submit to Tenant plans and specifications (i.e., construction drawings), full civil engineering drawings, site lighting plans (with photometric analysis) and landscaping plans (collectively, the “Building and Site Work Plans and Specifications”) for the entire Building (excluding the Office Space, as hereinafter defined) and all Common Areas based on the Site Plan, the Building and Site Work Description attached hereto as Exhibit “B”, and the Rendering attached hereto as Exhibit “B-2”, covering all work necessary to completely construct and install all improvements to the Building shell and all leasehold improvements within the Building, other than those that are a part of the Office Work (as hereinafter defined), as well as all Common Areas (collectively, the “Building and Site Work”). Tenant acknowledges that the Building and Site Work Plans and Specifications may be submitted to Tenant in phases. Tenant shall review the Building and Site Work Plans and Specifications or any portions thereof submitted to Tenant and shall provide Landlord with written notice of Tenant’s approval or requested changes in accordance with the dates set forth in the Project Schedule. To the extent Tenant requests any changes to the Building and Site Work Plans and Specifications which would materially increase or decrease the scope of work or materially alter (i) the Building (such as the height or square footage), (ii) the exterior appearance or basic nature of the Building, or (iii) the Building Systems, as the same are contemplated in Exhibits “B” and “B-2” attached hereto, such changes shall be subject to Landlord’s prior written approval and in the event they are approved, shall be treated as a Change Order (as hereinafter defined). To the extent any such changes, as approved by Landlord result in a decrease in the cost to construct the Building or Site Work, as contemplated in Exhibits “B” and “B-2” attached hereto, such savings shall be added to the Allowance (as hereinafter defined).

Tenant will have the right to participate in design meetings with Landlord and its design team on a periodic basis. At the conclusion of each design meeting, progress drawings will be distributed to each team member and Tenant for their review and coordination prior to the next design meeting. This process shall be repeated until a final set of drawings are completed. Landlord will provide Tenant with a 50% complete set of Building and Site Work Plans and Specifications and a 100% complete set of Building and Site Work Plans and Specifications for review. Tenant shall have ten (10) business days to review such drawings as shown on the Project Schedule. If Tenant fails to approve or request changes to the 50% complete Building and Site Work Plans and Specifications or the 100% complete Building and Site Work Plans and Specifications received from Landlord by the time periods set forth in the Project Schedule, which time periods shall in no event be less than ten (10) business days after receipt of each such plans by Tenant, then Tenant shall be deemed to have approved the 50% complete or 100% complete set of Building and Site Work Plans and Specifications, as applicable, as submitted by Landlord and the same shall thereupon be final. With Landlord’s delivery to Tenant of each of such 50% and 100% complete sets of plans, Landlord shall alert Tenant in writing that the delivered set of plans are the “50% set” or the “100% set”, and advising Tenant that its response is due within ten (10) business days or the set of plans will be deemed approved by Tenant. Landlord shall provide Tenant with written notice two (2) days prior to the deadline for approval of the 100% complete Building and Site Work Plans and Specifications. Notice by email of such deadline shall be deemed effective notice. If Tenant requests any changes to the Building and Site Work Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall, by the date set forth in the Project Schedule submit the revised portion(s) of the Building and Site Work Plans and Specifications to Tenant. Such procedure for notice of requested changes and revisions shall be repeated with respect to any revisions to the Building and Site Work Plans and Specifications until same are approved in writing by Landlord and Tenant, in accordance with this Section 2.02A and the Project Schedule, with Landlord and Tenant agreeing to act reasonably, diligently and in good faith with respect thereto. The Building Site Work Plans and Specifications shall be finally approved by Landlord and Tenant by the date set forth in the Project Schedule. Tenant’s failure to approve the 100% complete Building and Site Work Plans and Specifications after Landlord has made changes reasonably requested by Tenant, and Tenant has reviewed and confirmed such changes have been correctly incorporated therein, shall be deemed to be a “Tenant Delay” to the extent such delay causes an actual delay in the Target Commencement Date.

Once approved in writing by Landlord and Tenant, the Building and Site Work Plans and Specifications shall not be modified or amended without the prior written consent of Landlord and Tenant, which consent both parties agree to give reasonably, and Landlord shall construct the Building and the Site Work in accordance with the approved Building and Site Work Plans and Specifications. It is agreed by Landlord and Tenant that Landlord shall, at its sole cost and risk, completely construct the Building and the Site Work without any contribution from Tenant except as provided in Section 2.02D below relative to the Landscaping Allowance and the Patio Allowance (as such terms are hereinafter defined) or as otherwise provided in Section 2.02E. Landlord shall at all times in its preparation of the Building and Site Work Plans and Specifications, and any revisions thereto, act reasonably and in good faith. Tenant shall at all times in its review of the Building and Site Work Plans and Specifications, and any revisions thereto, act reasonably and in good faith.

B.                                    Office Plans and Specifications. On or before the date set forth in the Project Schedule, Tenant shall prepare and submit to Landlord a complete set of plans and specifications (i.e., construction drawings) (the “Office Plans and Specifications”) covering all work (the “Office Work”) necessary to completely construct and install all interior improvements to the office portion of the Leased Premises (the “Office Space”) and all leasehold improvements within the Office Space. The Office Plans and Specifications shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord’s approval of the Office Plans and Specifications shall not be deemed to be a warranty or representation that the Office Plans and Specifications comply with all applicable statutes, ordinances and regulations. Landlord shall review the Office Plans and Specifications and provide Tenant with written notice of its approval or requested changes within the time periods set forth in the Project Schedule. If Landlord requests any changes to the Office Plans and Specifications, Tenant shall make such changes as are reasonably requested by Landlord and shall submit the revised portion of the Office Plans and Specifications to Landlord for its review within the time period set forth in the Project Schedule. This process shall continue until such time that Landlord and Tenant approve the Office Plans and Specifications in accordance with this subsection B and the Project Schedule. Thereafter, any changes to the Office Plans and Specifications shall be subject to Landlord’s and Tenant’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall at all times in its preparation of the Office Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the Office Plans and Specifications, and any revisions thereto, act reasonably and in good faith.

C.                                    General Contractor for Office Space. Following Landlord’s and Tenant’s approval (or deemed approval) of the Office Plans and Specifications, Tenant may, upon written notice to Landlord, require Landlord to solicit competitive bids from at least two (2) mutually agreed upon general contractors, in addition to Landlord or its affiliate, subsidiary or employee, for the Office Work. Tenant shall have the right to provide Landlord with a proposed contractor, and provided such contractor meets with Landlord’s reasonable approval, such contractor shall have the right to enter a bid. Landlord and Tenant hereby approve Hill & Wilkinson as a contractor which shall have the right to enter a bid relative to the Office Work, and TD Mechanical as a subcontractor which shall have the right to enter a bid to the general contractor for the HVAC and related work that is part of the Office Work. Landlord shall cause the bids to provide a detailed breakdown of all pricing applicable to each component thereof on a line item basis. Landlord and Tenant shall review the bids jointly, and together select the lowest responsive and responsible bid. It is agreed by Landlord and Tenant that in the event that Landlord is the general contractor for the Office Work, Landlord shall, at its sole cost and risk, completely construct such work, without any contribution from Tenant, except as provided in Section 2.02D below. In the event Landlord hires a contractor proposed by Tenant as the general contractor for the Office Work, all work performed by such contractor shall be at Tenant’s sole cost, except as provided in Section 2.02D below, and risk, and any delay in the Substantial Completion of the Office Work which is caused by Tenant’s contractor or contractors and which causes an actual delay in the Target Commencement Date shall be a Tenant Delay.

D.                            Allowances. Following Landlord’s and Tenant’s approval (or deemed approval) of the Plans and Specifications (as hereinafter defined) and following the bidding process, Landlord shall deliver to Tenant a statement (the “Cost Statement”) setting forth in a reasonably detailed, line-item format (i) the cost to construct and install the landscaping (the “Landscape Cost”), (ii) the cost to construct and install the patio area (the “Patio Cost”) and, (iii) if Landlord or its affiliate, subsidiary or employee is the general contractor for the Office Work, the cost to construct and install all of the Office Work (the “Office Cost”). Tenant acknowledges and agrees that the cost to construct and install the Office Work, the landscaping and the patio areas shall be limited to actual, hard construction costs and shall not include any costs associated with overhead, architectural and engineering, review of plans, construction management, shell modifications, general conditions or site supervision, except with regard to the Office Work as set forth below. Tenant shall pay a fee to Landlord for general conditions and site supervision of five percent (5%) of the Office Cost, which fee shall be added to the Office Cost and applied against the Office Allowance (as hereinafter defined).

Tenant shall be responsible for the cost to construct and install the Office Work, the landscaping and the patio areas only to the extent that the Office Cost, the Landscape Cost and the Patio Cost, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceed the following amounts, respectively, and as more particularly set forth in Exhibit “B” attached hereto:

(i)                                     Three Million One Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($3,187,500.00) for the Office Work to be performed in connection with the Office Space within the Leased Premises (the “Office Allowance”);

(ii)                                  Three Hundred Thousand and No/100 Dollars ($300,000.00) for that portion of the Site Work to be performed in connection with the landscaping (the “Landscaping Allowance”); and

(iii)                               Sixty-Five Thousand and No/100 Dollars ($65,000.00) for that portion of the Site Work to be performed in connection with the patio area of the Leased Premises (the “Patio Allowance”).

In addition to the foregoing Allowances, Landlord shall pay to Tenant, within thirty (30) days of Tenant’s written request therefor, the following allowances:

(i)                                     Seventy-Five Thousand and No/100 Dollars ($75,000.00) in connection with the below “finished ceiling” space planning and interior design of the Office Space (the “Design Allowance”); and

(ii)                                  Seventy-Five Thousand and No/100 Dollars ($75,000.00) for the construction management services provided by Tenant’s outside consultant in connection with all work performed to the Leased Premises and Building (the “Consultant Allowance”).

For purposes of this Lease, (i) the “Office Allowance”, the “Landscaping Allowance”, the “Patio Allowance”, the “Design Allowance” and the “Consultant Allowance” shall hereinafter be referred to collectively as the “Allowance” or the “Allowances”, (ii) the “Building and Site Work Plans and Specifications” and the “Office Plans and Specifications” shall sometimes be referred to herein collectively as the “Plans and Specifications”, and (iii) the “Building and Site Work” and the “Office Work” shall be referred to collectively as the “Work”.

If, following Landlord’s and Tenant’s approval (or Tenant’s deemed approval) of the Plans and Specifications, the Cost Statement shows that the cost to construct and install the Office Work, the landscaping and/or the patio area will exceed the applicable Allowance allocated to such portion of the Work, Tenant shall have the right, by written notice to Landlord delivered within ten (10) business days of Tenant’s receipt of the Cost Statement, to request a redesign of certain portions of the Office Work, the landscaping and/or the patio area for the purpose of value engineering or otherwise reducing the costs thereof; provided, however, that any delay in the date of Substantial Completion of the Work beyond the Target Commencement Date as a result of Tenant’s rights to request a redesign as provided herein shall be deemed a “Tenant Delay”. Upon Landlord’s receipt of such notice, Landlord and Tenant shall cooperate with each other in good faith and with reasonable diligence to effectuate same so that revised Office Cost, Landscaping Cost and Patio Cost are approved by Landlord and Tenant within thirty (30) days from the date of Tenant’s delivery of such notice or such earlier date as may be required in order to avoid a delay in construction schedule. After the final costs are approved as aforesaid, if the cost to construct and install the Office Work, the landscaping and/or the patio area exceeds the applicable Allowance, then Tenant shall pay to Landlord, within thirty (30) days following Landlord’s written request, an amount equal to one-half (1/2) of such excess. Following Substantial Completion of each of the Office Work, the landscaping and/or the patio area, Tenant shall pay to Landlord the remaining difference between the actual cost to construct and install the Office Work, the landscaping and/or the patio area and the applicable Allowance within thirty (30) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the applicable portion of the Work until such payment is received, and any resulting delay in the Target Commencement Date shall constitute a Tenant Delay hereunder. In addition, all delinquent payments shall accrue interest at the Interest Rate (as hereinafter defined).

If, following Landlord’s and Tenant’s approval (or Tenant’s deemed approval) of the Plans and Specifications, the Cost Statement shows that any Allowance exceeds the actual cost to construct and install the Work applicable to such Allowance, then such excess shall be paid by Landlord to Tenant within thirty (30) days of Substantial Completion of the Work applicable to such Allowance, with interest accruing on such sum after such 30-day period at the Interest Rate until the same is paid.

E.                                     Change Orders. Tenant shall have the right to request in writing that Landlord make changes to the Plans and Specifications from time to time by way of written change orders (each, a “Change Order”, and collectively, the “Change Orders”). Any requested Change Order shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, Tenant acknowledges that Landlord shall be deemed to have reasonably withheld its consent if Tenant’s requested Change Order is structural in nature, materially alters the Building shell, or increases the scope of work relative to the Building shell from that contemplated in Exhibit “B” hereto, or if the Change Order will delay Substantial Completion beyond the Target Commencement Date. Provided such Change Order is reasonably acceptable to Landlord, Landlord shall in good faith prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) business days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, or (ii) retract its request for the Change Order. Fifty percent (50%) of any increase in the cost of the Work as evidenced in executed Change Order Memorandum of Agreements (except that relative to the Office Work, the landscape and the patio area, only to the extent such increase causes the total cost of such Work to exceed the applicable Allowance) resulting from Change Orders shall be paid by Tenant to Landlord on a monthly basis within fifteen (15) days after Tenant’s receipt of an invoice therefor, which invoice shall reflect all cost increases and decreases pursuant to all Change Order Memorandum of Agreements entered into during the prior month, and which invoice shall net out any increases and decreases resulting from such Change Order Memorandum of Agreements, and fifty percent (50%) shall be paid by Tenant following Substantial Completion of the work covered in the Change Orders and within thirty (30) days of Landlord’s request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the applicable portion of the Work until such payment is received, and any resulting delay in the Target Commencement Date shall constitute a Tenant Delay hereunder. In addition, all delinquent payments shall accrue interest at the Interest Rate. If, subsequent to all Change Order Memorandum of Agreements entered into, Landlord’s cost to construct the Office Work, the landscaping and the patio area is decreased from that set forth in the Cost Statement, such savings shall be added to the Allowance and paid by Landlord to Tenant as set forth Section 2.02D above.

F.                                      Project Schedule and Permits. The proposed schedule (the “Project Schedule”) for the construction and installation of the Work is attached hereto as Exhibit “B-l”. The Work shall be performed by Landlord in a good and workmanlike manner and, subject to Force Majeure (as described in Section 16.04 below) or Tenant Delay (as defined in Section 2.02G) below), in accordance with the Project Schedule. Landlord shall apply for and obtain as expeditiously as possible all governmental, and any applicable non-governmental, permits, licenses, approvals and certificates necessary for the performance of the Work. Landlord does not guarantee or warrant that all necessary permits, licenses, approvals or certificates shall be granted by or available from the applicable governing body. Upon written request therefor, Landlord shall provide Tenant with written notice of Landlord’s obtaining all such permits, licenses, approvals and certificates and shall provide to Tenant two (2) complete sets of copies of the Plans and Specifications bearing thereon the stamp of approval of the applicable governmental and non-governmental authority(ies). To the extent Tenant has directed Landlord to use its general contractor for the Office Work, then Tenant’s general contractor (with reasonable cooperation from Landlord) shall be responsible for obtaining any governmental or non-governmental permits, licenses, approvals and certificates necessary for the performance of the Office Work. Notwithstanding anything contained herein to the contrary, in the event Landlord shall not have obtained all necessary permits, licenses, approvals and certificates for the Work in connection with the construction of the Building, excluding the Office Work, and Landlord shall not have actually commenced construction or alteration of the Building (i.e., drilling of piers) by September 1, 2003, subject to Force Majeure and Tenant Delays (the “Commencement Termination Date”), Tenant may, without liability or further obligation, terminate this Lease upon thirty (30) days prior written notice thereof to Landlord and opportunity to cure, which notice, to be effective, shall be given prior to satisfaction of the foregoing requirements. In the event Tenant fails to notify Landlord of its termination of this Lease prior to satisfaction of the foregoing requirements, this Lease shall continue in full force and effect.

G.                                    Substantial Completion. Possession and Commencement Date. Landlord shall use reasonable speed and diligence to Substantially Complete the Leased Premises on or before the Target

Commencement Date. If Substantial Completion of the Leased Premises is delayed beyond the Target Commencement Date as a result of Tenant Delay, as hereinafter defined, then, for purposes of determining the Commencement Date, Substantial Completion of the Leased Premises shall be deemed to occur on the date that Substantial Completion of the Leased Premises would have occurred but for such Tenant Delay. Notwithstanding any provision in this Lease which could be construed otherwise, in the event Substantial Completion of the Leased Premises has not occurred on or before March 1, 2005, subject to Force Majeure and Tenant Delays, Tenant may, without liability or further obligation, terminate this Lease effective immediately upon written notice thereof to Landlord, which notice, to be effective, shall be given prior to Substantial Completion of the Leased Premises.

For purposes of this Lease, the term “Substantial Completion” (or any grammatical variation thereof) shall mean such time as (A) Landlord shall certify in writing to Tenant that the Work has been completed in substantial accordance with the Building and Site Work Plans and Specifications subject only to minor punch list items (i.e., such unfinished items as shall not impair Tenant’s ability to use the Leased Premises in the manner intended by the Lease) to be mutually agreed to and identified by Tenant and Landlord during a joint inspection of the Leased Premises (B) Landlord shall have obtained all necessary governmental approvals and inspections which are Landlord’s responsibility to obtain, from all applicable governmental authorities in order for Tenant to occupy the Leased Premises, with all systems over which Landlord has control, fully operational, and all utilities described in Exhibit “B” are available-to service the Leased Premises and are connected to mains and all meters are set and activated, (C) the project architect shall certify in writing to Tenant pursuant to and in accordance with form AIA-G704 as to those same matters in (A) and (B) immediately preceding, (D) Landlord has delivered to Tenant the Square Footage Certificate, and (E) Phase I of Ruby Road, as shown as the crosshatched area on Exhibit “A-2”, has been completed to the extent that Tenant has vehicular and truck access over such area to the Leased Premises. For purposes of this Lease, the term “Tenant Delay” shall mean any delay in the completion of the Work, which is attributable to Tenant, and which causes an actual delay in the Target Commencement Date, including, without limitation, (A) Tenant’s failure to meet any time deadlines specified herein, after any applicable reminder notices, (B) Change Orders which are solely responsible for Landlord not achieving Substantial Completion, (C) the performance of any other work in the Leased Premises by any person, firm or corporation employed by Tenant, or by Tenant’s general contractor or subcontractors hired by Landlord at the direction of Tenant, or any failure to complete or delay in completion of such work, and (D) any other act or omission of Tenant inconsistent with its rights set forth in this Lease. In no event shall any Tenant Delay occur under clauses (C) and (D) above until Landlord gives Tenant written notice of the event giving rise to such delay and Tenant fails to abate the event within two (2) business days after such notice.

Promptly following Substantial Completion of the Leased Premises, Landlord and Tenant shall execute the Letter of Understanding, substantially in the form attached hereto as Exhibit “C” and made a part hereof, acknowledging (i) the Commencement Date of this Lease, and (ii) that, except for punchlist items, Tenant has accepted the Leased Premises.

Promptly following Substantial Completion of the Leased Premises, Landlord shall provide to Tenant a CAD file of the Building and Leased Premises for Tenant’s records and future use; provided that Tenant acknowledges and agrees that any construction, design or other documents prepared by Landlord and its subcontractors and design professionals are instruments of Landlord’s service. Landlord shall be deemed the owner of any such documents and shall retain all common law, statutory and other rights in such documents, in addition to copyright. The documents are for use solely with respect to this Project. The documents shall not be used by the Tenant or any other person on other projects.

H.                                   Early Access. If and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter (i) the warehouse portion of the Leased Premises for sixty (60) days prior to the scheduled date for Substantial Completion of such space in order to install fixtures (such as racking) and otherwise prepare the warehouse portion of the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications) per Exhibit “B-l” attached hereto and (ii) the Office Space for thirty (30) days prior to the scheduled date for Substantial Completion of such space in order to install fixtures and furnishings and otherwise prepare the Office Space for occupancy. During any entry prior to the Commencement Date (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay any rent, (ii) Tenant shall not unreasonably interfere with Landlord’s completion of the Work, (iii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s jobsite rules of conduct attached hereto as Exhibit “H”, and (iv) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections (e.g., racking permits and fire inspections) relating to any such entry by Tenant.

I.                                        Warranty. Landlord hereby warrants for a period of one (1) year from the Commencement Date, that the Work, and all materials and equipment furnished by Landlord’s contractors in the completion of the Work, will be of good quality and workmanship, new and free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages caused by Tenant, its agents, contractors, employees and invitees, improper or insufficient maintenance to the extent same is the responsibility of Tenant, improper operation, or normal wear and tear under normal usage. In addition, the foregoing warranty covers all materials, labor and equipment for repairs but does not cover consequential damages, such as lost profits or opportunity, incurred by the Tenant. In addition to the foregoing, Landlord shall provide Tenant with copies of all warranties and guarantees applicable to the Work, within thirty (30) days of receipt thereof [but no later than one (1) year after the Commencement Date], including, without limitation, the following: (i) roof - 10-year manufacturer’s “no dollar limit” and 20-year manufacturer’s material warranty, (ii) caulking - 10-year interior and 10-year exterior warranty on material, (iii) glass and glazing - includes a 2-year contractor warranty, a 5-year manufacturer’s warranty on aluminum finish and a 10-year manufacturer’s warranty on insulated glass, (iv) paint - 5-year manufacturer’s warranty on acrylic exterior paint, (v) HVAC - 5-year warranty on compressors, and (vi) 5-year warranty on elevators and escalators, with the cost differential between a 1-year and 5-year elevator and escalator warranty to be deducted from Tenant’s Office Allowance. During the Lease Term, Landlord shall promptly enforce for the benefit of Tenant all warranties and guarantees relating to the Work and any and all systems contained therein, including, without limitation, the foregoing specified warranties. Landlord shall assign, to the extent assignable, all warranties related to any components of the Work or any systems serving the Leased Premises that Tenant is required to maintain under the terms of this Lease and to the extent such warranties are not assignable, Landlord will enforce such warranties on behalf of Tenant. Tenant shall not take any action that will invalidate any of the foregoing warranties or guarantees and shall provide Landlord with written notice of all warranty claims. Tenant will notify Landlord promptly upon discovery of any potential problems that may be covered under the foregoing warranties. Without limiting Landlord’s duty to perform repairs under any warranties contained herein, the extent and performance of any repairs required under the foregoing warranties will be mutually agreed to between Landlord and Tenant so as to minimize the disruption to Tenant’s business operations.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition, in good condition and repair and in accordance with the surrender conditions listed on the Exhibit “E” attached hereto, reasonable wear and tear and casualty excepted. Tenant shall also remove its personal property, trade fixtures, and any of Tenant’s alterations designated by Landlord pursuant to Section 7.03 hereof to be so removed, and promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant’s expense, Landlord may cause all of said property to be removed at Tenant’s expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant’s cost without thereby incurring any liability to Tenant. The provisions of this Section 2.03 shall survive the expiration or other termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Thirty Five percent (135%) of the Monthly Rental Installment then in effect at the expiration or earlier termination of this Lease, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days’ prior written notice from Landlord to vacate, whether or not said notice is given on the rent paying date. Tenant shall also have right to terminate such month to month tenancy upon thirty (30) days prior written notice to Landlord. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without demand, and without abatement, deduction or offset, except as specifically provided herein, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

Section 3.02. Additional Rent.

A.                                    Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant pursuant to the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

B.                                    In addition to the Minimum Annual Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent, Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes (as hereinafter defined), Insurance Premiums (as hereinafter defined) and Operating Expenses (as hereinafter defined) for the Building and Common Areas within the Project.

C.                                    For purposes of this Lease, “Operating Expenses” shall mean all of Landlord’s reasonable expenses for operation, repair, replacement, and maintenance to keep the Building and Common Areas in good order, condition and repair pursuant to Section 7.02B hereof, together with an annual management or administrative fee in the amount of two percent (2%) of Landlord’s annual gross rental income from the Building. The Operating Expenses shall include, but not be limited to, utilities serving the Common Areas, insurance deductibles actually paid by Landlord as a result of a casualty claim, but in no event exceeding $25,000 per occurrence; stormwater discharge, license, permit, inspection and other fees, except as otherwise set forth below; fees and assessments imposed by any covenants or owners’ association in effect as of the effective date hereof (without amendments that would unreasonably increase such fees and assessments); security services; and maintenance and repair of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, storm conveyance systems and sewer lines, exterior walls, roof repairs and gutters. The cost of any Operating Expenses which are of a capital nature shall be amortized over the useful life of such improvement (under generally accepted accounting principles), and only the annual amortized portion shall be included in Operating Expenses. For purposes of this Lease, any improvements performed by Landlord or expenditures made by Landlord in excess of $5,000.00 shall be deemed to be of a “capital” nature and the costs thereof shall be amortized as set forth above.

Operating Expenses shall exclude expenses due to: (i) intentionally omitted; (ii) intentionally omitted; (iii) painting, redecorating or other work that Landlord performs for any other tenant or prospective tenant of the Building; (iv) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty in excess of deductibles not to exceed $25,000 per occurrence or by condemnation; (v) any costs that are separately charged to and payable by tenants or for which Landlord is compensated by insurance proceeds or warranties; (vi) leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; (vii) depreciation; (viii) interest on and amortization of debt; (ix) taxes of any nature, including Real Estate Taxes and assessments (payment of which is specifically addressed in Section 3.02B above) and interest and penalties for late payment of taxes; (x) rent payable under any lease to which this Lease is subject; (xi) supervisory personnel or property managers , whether on-site or off-site; (xii) costs and expenses of enforcing leases against tenants, including legal fees; (xiii) managing agents’ commissions, fees, or other similar compensation howsoever characterized other than as expressly provided herein; (xiv) all administration costs, including, without limitation, personnel, office expenses, and supplies, other than as expressly provided herein; (xv) expenses resulting from any violation by Landlord of the terms of any lease of space in the Building or of any ground or underlying lease or any mortgage; (xvi) the repair of any part of the Common Areas that was inadequately designed or defectively constructed; (xvii) intentionally omitted; (xviii) insurance (payment of which is specifically addressed in Section 3.02B above); (xix) payments of deductible amounts under insurance policies, except as specifically provided above; (xx) expenses for vacant or vacated space, including utility, security and renovating costs for such space; (xxi) all costs and expenses associated with any environmental clean-up work of Hazardous Materials existing on the Project prior to the Commencement Date of the Lease or occurring thereafter as a result of the actions of Landlord, its agents, employees or contractors, or any third parties to the extent Landlord has recovered such costs from third parties (Landlord agrees to diligently pursue such recovery); (xxii) any costs and expenses associated with Landlord’s compliance with Legal Requirements pursuant to Section 7.04 hereof, except to the extent compliance is required because of amendments, changes, or modifications to the Legal Requirements which become effective after the date of this Lease (subject to being amortized as a capital item as set forth above); (xxiii) seasonal/holiday display items; (xxiv) Landlord’s profit, administrative and overhead costs (including, but not limited to: office space, equipment and utilities whether on-site or off-site; legal, accounting or administrative services; and Landlord’s personnel), other than expressly provided herein, (xxv) stormwater discharge, license, permit, inspection and other fees associated with the initial construction of the Building or the Common Areas; and (xxvi) replacement costs for the foundation, exterior walls, structural frame and roof of the Building, and for driveways and parking areas.

D.                                    For purposes of this Lease, “Insurance Premiums” shall mean and refer to the insurance premiums paid by Landlord for fire and extended coverage insurance on the Building and liability insurance coverage on the Common Areas, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord and consistent with similar office/warehouse properties in the Dallas/Ft. Worth area.

E.                                     (i)                                     For purposes of this Lease, “Real Estate Taxes” shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax imposed by any governmental authority against the owners of real property, together with the reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes. Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises. Landlord estimates the Real Estate Taxes relating to the Building and the Land for the first (1st) Lease year will be Seventy Cents ($.70) per square foot of Rentable Area. Nothing contained in this Lease, however, shall be deemed or construed to include within Real Estate Taxes: (a) any transfer, documentary or stamp tax; (b) any tax upon the income, profits or business of Landlord; (c) any personal property taxes, payroll taxes, capital levy, or franchise taxes or inheritance or estate taxes, even though such taxes may become a lien against the Leased Premises or the Building; or (d) any taxes, assessments, fees, improvement bonds or other similar change imposed by any governmental authority in connection with the initial construction of the Building or Common Areas. Landlord agrees to promptly pay when they are due all Real Estate Taxes relating to the Building and the Land, except as provided in Section 3.02B above.

(ii)                                  If any general or special assessment is assessed against the Building and/or the Land, Landlord shall elect to pay the assessment in installments over the longest period of time allowed by applicable law, and only those installments (or partial installments) attributable to the term of this Lease shall be considered in determining Tenant’s tax liability for such assessment. Notwithstanding any provision of this Lease to the contrary, Landlord (and not Tenant) shall be obligated to pay any assessment for special improvements heretofore installed or installed in connection with the initial development of the Building and/or the Leased Premises, such as the construction, alteration or widening of the exterior roads, including, without limitation, Ruby Road and the Freeport Parkway extension, and the installation and/or hook up to sewer and sewer lines, sanitary and storm drainage systems and other utility lines and systems (whether public or private).

(iii)                               Tenant shall receive, during and subsequent to the term of this Lease, Tenant’s Proportionate Share of any Real Estate Tax refunds or rebates paid to Landlord and attributable to the term of this Lease, which amount shall be credited to Minimum Monthly Rent or refunded to Tenant if such refund is received after the last year of the Lease. This provision shall survive the expiration or earlier termination of this Lease.

(v)                                 Tenant may, within the respective times and in the manner prescribed by law for such purposes, in its own name and behalf or, if necessary or appropriate in order to perfect such petition, in the name and on behalf of Landlord (except as otherwise set forth herein), petition for reduction of the assessed valuation of the Building and the Land, claim a refund of real estate taxes or assessments or otherwise challenge the amount, validity or applicability of any real estate tax or assessment pertaining to the Leased Premises (a “Tax Protest”); provided that (a) Tenant shall continue to pay their Proportionate Share of Real Estate Taxes, as required under the Lease, and (b) no portion of the Leased Premises or any rentals payable hereunder or Landlord’s title or interest herein would be in any danger of being sold, forfeited, interrupted or lost as a result of such Tax Protest. Tenant shall prosecute any Tax Protest with due diligence and continuity. Tenant shall provide Landlord with copies of any application, petition or other pleading filed in connection with any Tax Protest before filing. Landlord may join with Tenant in making any such application, petition or other pleading, retain co-counsel, attend hearings, present evidence and arguments, and generally participate in the conduct of the Tax Protest. If and to the extent that Landlord is requested to do so by Tenant, Landlord agrees to cooperate with Tenant in good faith in connection with any Tax Protest undertaken by Tenant, provided Tenant promptly reimburses Landlord for any out-of-pocket expense in connection therewith. Subject to Landlord’s right to reimbursement as set forth below, Tenant shall be entitled to receive and retain any refund of real estate taxes or assessments obtained by Tenant, to the extent such tax or assessment was paid by Tenant under this Section 3.02E. Nothing contained in this Section 3.02E(iv) shall limit or restrict Landlord’s right to undertake any Tax Protest with respect to the Leased Premises. To the extent Landlord obtains any reduction in or refund of real estate taxes or assessments, Tenant shall pay to Landlord its Proportionate Share of Landlord’s costs of such Tax Protest as Additional Rent within thirty (30) days of Tenant’s receipt of Landlord’s invoice therefor, but Landlord shall not be entitled to reimbursement by Tenant for the costs of such Tax Protest in excess of any reduction and/or refund of such real estate taxes or assessments so obtained.

In the event Tenant undertakes or files any Tax Protest in the name of Landlord, Tenant shall promptly provide Landlord written notice thereof, and Tenant shall indemnify Landlord and hold Landlord harmless against and from any and all costs, attorneys’ fees, expenses, liabilities or claims arising in connection with Tenant’s Tax Protest. Tenant shall give Landlord five (5) days advance written notice of any such use of Landlord’s name.

Landlord agrees to provide to Tenant a copy of any tax assessment, tax bill, tax statement or other tax invoice within twenty (20) days of its receipt of the same.

Section 3.03. Payment of Additional Rent.

A.                                    Landlord shall estimate the total amount of Operating Expenses and Insurance Premiums and Tenant’s Proportionate Share thereof to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Tenant’s Proportionate Share of Operating Expenses for such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a reasonably detailed statement of the actual amount of such Operating Expenses and the nature and amount of each component thereof, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent or refunded to Tenant if such overpayment occurs in the last year of the Lease. This provision shall survive the expiration or earlier termination of this Lease.

B.                                    Landlord shall estimate the total amount of Real Estate Taxes and Tenant’s Proportionate Share thereof to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Tenant shall pay to Landlord each quarter, upon receipt of an invoice therefore, an amount equal to one-fourth (1/4) of the estimated Tenant’s Proportionate Share of Real Estate Taxes for such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a copy of the tax bill and a copy of Landlord’s computations of the actual amount of Real Estate Taxes owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent or refunded to Tenant if such overpayment occurs in the last year of the Lease. This provision shall survive the expiration or earlier termination of this Lease.

C.                                    Landlord shall keep good and accurate books and records in accordance with generally accepted accounting principles concerning the operation, maintenance and repair of the Common Areas and the Real Estate Tax and Insurance Premium payments, and Tenant and its agents shall have the right, within six (6) months after Tenant’s receipt of Landlord’s statement of Operating Expenses and upon fifteen (15) days’ prior written notice to Landlord, to audit, inspect and copy such books and records. In the event Tenant’s review of the statement of Operating Expenses or audit thereof reveals any inaccuracies by Landlord, then Tenant shall also have the right to review and/or audit the books and records for the Operating Expenses for the two (2) years prior to the current year. If any statement of Operating Expenses previously furnished Tenant shall reflect greater than one hundred five percent (105%) of the actual Operating Expenses shown by such audit, Landlord shall immediately pay the reasonable actual cost of such audit for the period audited, not to exceed One Thousand and No/100 Dollars ($1,000.00). If Landlord and Tenant agree that Landlord’s calculation of Tenant’s Proportionate Share of Operating Expenses for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and then, and only then, Tenant shall be entitled to a credit against future Minimum Annual Rent for said overpayment (or a refund of any overpayment if the Lease Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. Tenant shall use reasonable efforts to keep all of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection in strict confidence and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations of Tenant in the preceding sentence shall survive the expiration or earlier termination of the Lease. Tenant may conduct such review by its own staff or independent consultants or may use a qualified independent certified public accountant designated by Tenant to aid Tenant in conducting the audit; provided that in no event shall Tenant use any contingent fee-based auditor or consultant.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder or at law, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue after notice and opportunity to cure as provided in Section 13.01A hereof, such unpaid amount shall bear interest from the due date thereof to the date of payment equal to the lesser of (i) the prime rate (as reported in the Wall Street Journal) of interest (“Prime Rate”) plus five percent (5%) per annum or (ii) the applicable maximum lawful rate of interest (the “Interest Rate”).

Section 3.05. Nature of Rent. Landlord and Tenant agree that any base rent, percentage rent, if any, and all additional rent paid to Landlord under this Lease (collectively referred to in this Section 3.05 as “Rent”) shall qualify as “rents from real property” within me meaning of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for me purposes of Section 512(b)(3) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord to restructure this Lease so as to cause all Rent to qualify as “rents from real property”, and (ii) to permit an assignment of this Lease, provided, however, that any adjustments required pursuant to this Section 3.05 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

ARTICLE 4 - SECURITY DEPOSIT

Tenant shall, upon execution and delivery of this Lease, deposit with Landlord a cash security deposit in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Security Deposit”). Tenant shall have the option at any time to provide to Landlord, from a bank reasonably acceptable to Landlord, an irrevocable unconditional letter of credit in the form attached hereto as Exhibit “M” and incorporated herein by this reference or such other form as may be reasonably acceptable to Landlord. The letter of credit shall be in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Letter of Credit”) and shall thereafter constitute the “Security Deposit” for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in the Lease on the part of the Tenant to be performed, including but not limited to the payment of rent. In the event the Letter of Credit is delivered as a Security Deposit pursuant to this Article 4, then, upon receipt by Landlord of a Letter of Credit reasonably acceptable to Landlord, Landlord shall promptly return to Tenant the cash Security Deposit.

From and after execution of this Lease, if Tenant is in default at any time during the Lease Term (after notice from Landlord and the expiration of any applicable grace, notice or cure periods), then Landlord may, but shall be under no obligation to, from time to time and without prejudice to any other right or remedies, draw upon such Security Deposit to the extent necessary to pay any such amount due Landlord under this Lease as a result of such uncured default, to cure any such breach or to compensate Landlord for its damages actually incurred by reason of such breach and for no other purpose.

In the event that Landlord applies the Security Deposit or a portion thereof as provided in this Section, Tenant shall immediately upon notice from Landlord of such application restore the Security Deposit to its original amount, it being the intent of the parties that the Security Deposit to be held by Landlord always be the amount stated herein. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in the event of a default by Tenant.

Landlord shall also be entitled to draw upon the Security Deposit unless, no later than forty-five (45) days prior to the expiration of the Letter of Credit, Tenant delivers to Landlord a renewal or replacement thereof. If such Letter of Credit has not been renewed at least forty-five (45) days prior to the expiration date thereof and Tenant has not caused such renewal or replacement to occur within five (5) business days after the date of Landlord’s notice to Tenant, Landlord may immediately draw upon such Letter of Credit and hold the cash proceeds thereof in lieu of such Letter of Credit.

Such Letter of Credit shall contain reasonable provisions for automatic renewal on an annual basis and except as otherwise set forth in subparagraph (iv) below, shall not expire less than ninety (90) days after the expiration or earlier termination of this Lease. All sums held by Landlord pursuant to this Article 4 shall be without interest. Any notices delivered with respect to the Letter of Credit shall comply with the notice provisions set forth in Section 16.07 of this Lease and shall include the following parties:

General Counsel	Chief Financial Officer
Duke Realty Corporation	Duke Realty Corporation
3950 Shackleford Rd., Ste. 300	600 East 96th Street, Ste. 100
Duluth, GA 30096-8268	Indianapolis, IN 46240

Notwithstanding anything herein to the contrary, at the times set forth below, upon written request from Tenant, and provided that (i) Tenant is not then and has not been for the twelve (12) month period immediately preceeding such request in default under this Lease, and all amounts due and owing are current and were paid timely under the Lease for the twelve (12) month period immediately preceeding such request, (ii) Landlord has not drawn on all or any portion of the Security Deposit prior to such date, and (iii) Tenant provides Landlord with a copy of its most recent financial statement and a certification by Tenant’s chief financial officer that Tenant’s tangible net worth on such date is not materially less than Tenant’s tangible net worth as reflected on Tenant’s financial statements dated June 30,2002 (together, the “Conditions”), the amount of the Security Deposit held by Landlord may be reduced over the Lease Term as follows:

(i)                                     Provided that the Conditions are satisfied such that Tenant is entitled to a reduction in the amount of the Security Deposit, then, upon written request from Tenant at the end of the thirty-eighth (38th) month of the Lease Term, the amount of the Security Deposit required to be maintained by Tenant hereunder may be reduced to One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00). In the event that Tenant is entitled to the reduction in the amount of the Security Deposit as provided in this subparagraph, then , either (a) Landlord shall promptly refund to Tenant the excess balance of the Security Deposit (in the event of a cash deposit), or (b) Tenant shall provide Landlord with a replacement for the Letter of Credit (in the same form as the original Letter of Credit) reflecting the reduced amount and Landlord, only after receipt of the replacement for the Letter of Credit in compliance with the terms of this Article 4. shall return the original Letter of Credit in the greater amount to Tenant; and

(ii)                                  Provided that the Conditions are satisfied such that Tenant is entitled to a reduction in the amount of the Security Deposit and provided that the Security Deposit was reduced at the end of the thirty-eighth (38th) month of the Lease Term as provided in subparagraph (i) above, then, upon written request from Tenant, at the end of the seventy-fourth (74th) month of the Lease Term, the amount of the Security Deposit required to be maintained by Tenant hereunder may be reduced to Fifty Thousand and 00/100 Dollars ($50,000.00). In the event that Tenant is entitled to the reduction in the amount of the Security Deposit as provided in this subparagraph, then either (a) Landlord shall promptly refund to Tenant the excess balance of the Security Deposit (in the event of a cash deposit), or (b), Tenant shall provide Landlord with a replacement for the Letter of Credit (in the same form as the original Letter of Credit) reflecting the reduced amount and Landlord, only after receipt of the replacement for the Letter of Credit in compliance with the terms of this Article 4, shall return the previous Letter of Credit in the greater amount to Tenant.

ARTICLE 5 - USE

Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) subject to the terms and provisions of Section 7.04 hereof, comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with any protective covenants applicable to the Park which are in effect as of the effective date hereof and as may hereafter be reasonably adopted and promulgated, provided such does not materially and adversely interfere with the operation of Tenant’s business in the Leased Premises or any other right and benefit granted to Tenant herein, specifically including that certain Declaration of Covenants, Conditions, Restrictions, Reservations and Easements for Freeport Parkway Business Center Association, Dallas County, Texas, dated September 1, 2001 (the “Declaration”), a copy of which has been provided to Tenant, (iv) comply with and obey all reasonable directions of the Landlord, including directions as to the non-exclusive use of, and ratio of parking spaces as well as any rules and regulations of which Tenant has received a written copy thereof, provided any directions or rules and regulations shall be nondiscriminatorily enforced against all tenants and occupants of the Project and (v) not do or permit anything to be done in or about the Leased Premises, nor shall Tenant do anything within the Common Areas, which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure or unreasonably annoy them. Landlord shall use reasonable efforts to enforce the foregoing clauses (i) through (v) above against all other tenants and occupants of the Project. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Excluding the lawful use of the Leased Premises for the purposes contemplated herein, Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. By no later than One Hundred Twenty (120) days after the Commencement Date, Tenant shall take possession of the Leased Premises and open for operation of Tenant’s business therein. Relative to the City of Coppell economic incentive agreements described in Section 9 of Exhibit D hereto, Tenant shall timely perform all obligations imposed upon Tenant as set forth therein, and, in the event of Tenant’s failure to so perform such obligations, Tenant shall be responsible for, and hold Landlord harmless from, all liabilities to the City of Coppell which may arise on account of such failure.

Section 5.03. Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper, to the extent not prohibited in Section 8 of Exhibit “D” attached hereto; (b) Landlord shall have the right at any time to control, change or otherwise alter the Common Areas as it shall deem necessary or proper, provided that Landlord shall not materially and adversely interfere with the operation of Tenant’s business in the Leased Premises or any other right and benefit granted to Tenant herein, and provided that Landlord shall not make any such changes within the “Prohibited Area” shown on Exhibit “A-3” attached hereto, without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed; and (c) Landlord or Landlord’s agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant’s expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding anything to the contrary contained herein during the term of this Lease, in the event Tenant is operating in 100% of the Building, Landlord shall not, without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed, (a) undertake, or allow to be undertaken, any development or redevelopment within the Project which is not in conformity with the Site Plan, (b) reconfigure the Common Areas, as it is shown on the Site Plan, or (c) alter the size or location of curb cuts or private drives that provide access to the Project and/or the Leased Premises.

Section 5.04. Site Conditions. Landlord agrees that the Common Areas shall be designed and constructed substantially in accordance with the Building and Site Work Plans and Specifications and maintained at all times throughout the term of this Lease so that 18-wheeler trucks, UPS delivery trucks and other similar delivery vehicles shall have reasonable ingress and egress to and from adjacent right-of-ways and those areas shown on Exhibit “A-5” hereto. Landlord acknowledges that Tenant is entering into this Lease for the purpose of using the Leased Premises as a warehouse and distribution center in connection with Tenant’s business. Therefore, it is of the utmost importance that 18-wheeler truck access to and from the Project and surrounding highways be available at all times. To this end, Landlord agrees that it will not develop any property or alter any roadway system that Landlord may own or otherwise affect during the term of this Lease that would materially and adversely interfere with such truck access, nor will Landlord give its consent, where such consent is required, relative to such action by any other party or government.

ARTICLE 6 - UTILITIES AND SERVICES

Landlord, at its expense, shall cause the Leased Premises to be individually metered for gas and electricity service, and shall install the meters and meter vaults and provide the service connections specified in the Plans and Specifications and as otherwise customarily provided. Landlord shall pay for all impact fees, tap fees, hook-up fees, sewer capacity fees, meters, meter vaults and any and all other associated fees whatsoever in connection with the provision of utilities to the Leased Premises, except Tenant shall pay for any service connection fees. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utility services used solely on the Leased Premises, including the removal and disposal of trash from the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord as a part of Operating Expenses. Except as provided below, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility “deregulation”, Landlord shall choose the service provider. All utility services to the Leased Premises shall be provided by utility providers unaffiliated with Landlord, and shall not be subject to surcharge, mark up or other cost increase by Landlord.

If Landlord fails to provide utility service specifically required to be provided by Landlord under this Lease, and such interruption of service renders the Leased Premises or any portion of the Leased Premises untenantable for more than three (3) consecutive business days after Landlord receives written notice from Tenant of such interruption of service, then rent shall abate with respect to the area which is affected for each such consecutive day after the third business day during which the interruption continues. The rent abatement shall equal the then current Monthly Rental Installment due for the period of the interruption with respect to the square footage affected. The Leased Premises shall be considered untenantable if Tenant does not use the Leased Premises or portion thereof affected in the conduct of its normal business operations as a result of said interruption of service to the Leased Premises. It is agreed and understood that Tenant shall not use nor be entitled to use the Leased Premises or portion thereof affected to conduct its normal business operations during any day for which Landlord is obligated to abate rent hereunder. The abatement herein provided shall be Tenant’s sole and exclusive remedy for interruption of service. In all events, Landlord agrees to use its reasonable efforts to restore any utility service that is interrupted (other than by the actions of Tenant, its agents and contractors) as soon as possible.

ARTICLE 7 - MAINTENANCE AND REPAIRS

Section 7.01. Tenant’s Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the interior, non-structural portions of the Leased Premises in good condition and repair, including, but not limited to the maintenance, repair and replacement, if necessary of the electrical systems, heating and air conditioning systems, elevator, plate glass, floor coverings, windows and doors, sprinkler and plumbing systems, to the extent all of the foregoing exclusively serve the Leased premises and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs (requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as Additional Rent, together with interest at the Interest Rate. Notwithstanding the foregoing to the contrary, in the event Tenant has maintained the heating and air conditioning systems and Building sprinkler systems as herein provided and, during the last twenty-four (24) months of the Lease Term it is necessary for Tenant to replace any heating and air conditioning systems and Building sprinkler systems, the cost for same shall be amortized over the useful life of such item (under generally accepted accounting principles), and, as of the expiration or earlier termination of this Lease, the then-remaining unamortized amount of such cost shall be reimbursed by Landlord to Tenant within thirty (30) days thereafter, accruing interest at the Interest Rate after the expiration of such 30-day period, and as a covenant of Landlord surviving the expiration or termination of this Lease; provided that Landlord shall not have any obligation to reimburse Tenant for such replacement if such replacement is necessary because of the wrongful or negligent acts or failure to act (where obligated to do so) of Tenant, its agents, contractors, employees or invitees.

Section 7.02. Landlord’s Responsibility.

A.                                    During the Lease Term, Landlord shall, maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses, except as otherwise set forth herein; provided, however, that, to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense. In addition, Landlord shall; (i) keep the roof of the Building free of leaks and replace the same when reasonably necessary; (ii) maintain the underground and otherwise concealed plumbing and the exterior surface of the outside walls (meaning the exterior building materials and not the aesthetic portions thereof) of the Leased Premises and the Building, excluding window glass, plate glass and doors (unless damage to such glass or doors is caused by a structural shift); (iii) keep in good order, condition and repair the down spouts and gutters of the Leased Premises and the Building; (iv) maintain all fire protection systems not within and exclusively serving the Leased Premises; and (v) be responsible for prompt extermination of termites. The costs of the foregoing shall be included in Operating Expenses, except as otherwise expressly set forth herein. Notwithstanding any provision of this Lease to the contrary, (a) in the event of an emergency and after prior notice to Landlord, or (b) in the event Landlord fails to commence any maintenance or repair of the Leased Premises required under this Section 7.02A within a reasonable time after receipt of written notice from Tenant or fails to complete such maintenance and repair within thirty (30) days after such notice, or such longer period if such maintenance or repairs cannot be completed in thirty (30) days, then, in either of such events, Tenant shall have the right (but not the obligation) to perform Landlord’s maintenance and repair obligations under this Section 7.02A, and Landlord shall reimburse Tenant for the reasonable actual costs incurred by Tenant within thirty (30) days after Tenant submits a written invoice therefor; together with interest at the Interest Rate.

B.                                    Landlord shall keep and maintain the Common Areas in good condition and repair in a manner consistent with first-class office/warehouse projects of a similar size and nature in the Dallas/Ft. Worth, Texas market. For purposes of this Lease, “Common Areas” shall include all parking areas, landscape areas, aisles, driveways, entrances, exits, walkways, sidewalks, roadways, loading areas (unless indicated on the Site Plan to the contrary), service roads, lighting facilities (if used to illuminate the Common Areas), surface drainage facilities, traffic control signs and fences. Landlord shall not use or permit the use of all or any portion of the Common Areas for any purposes other than as intended herein, nor shall Landlord permit any type of reserved parking arrangement or grant parking easements to parties that are not tenants of the Building within the “Prohibited Area” as shown on Exhibit “A-3” attached hereto or within the Common Areas, without the prior written consent of Tenant, such consent not to be unreasonably withheld or delayed. Without limiting the generality of the foregoing, Landlord shall not grant any easement upon or across the Common Areas, whether or not reciprocal, for access or parking to any other person, entity or property which would materially and adversely affect Tenant’s access or use of the Leased Premises for the purposes herein.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease to the condition existing prior to the installation of such alterations; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building and that its contractors comply with the terms and conditions of Landlord’s building standards (which Landlord agrees to furnish to Tenant upon request therefor). Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form reasonably acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or bonded from the Project within thirty (30) days after Tenant’s actual notice of such lien filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration to the Leased Premises by Tenant and any related lien.

Notwithstanding anything to the contrary above, Tenant shall have the right to make alterations to the Leased Premises without obtaining Landlord’s prior written consent provided that (i) excluding replacing carpeting and other floor coverings, such alterations do not exceed Fifty Thousand and No/100 Dollars ($50,000.00) in cost in any one instance; (ii) such alterations are non-structural in nature and do not affect the Building systems; and (iii) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same no less than ten (10) days before the date on which Tenant anticipates commencing construction of the same. Tenant shall provide Landlord with copies of the as-built plans and specifications, including CAD drawings, if available, reflecting all such alterations, improvements or additions as completed within fifteen (15) days after the completion thereof.

Notwithstanding anything to the contrary in this Lease, Landlord shall not construct any floors above the Building or place any other improvements thereon other than as specifically provided in the Plans and Specifications.

Section 7.04  Legal Requirements. Landlord hereby represents and warrants that, upon Landlord’s delivery of the Leased Premises pursuant to Article 2 above, the Building and all parts thereof, excluding the Office Space, shall be in full compliance with all applicable laws, ordinances and regulations of all federal, state, county and municipal authorities governing the Building (“Legal Requirements”), including Title III of the Americans With Disabilities Act of 1990, any regulations promulgated thereunder and any similar state or local laws or regulations. If Landlord receives a written notice from a governmental authority that the Leased Premises, Common Areas or the Building are not in compliance with a requirement enacted after full execution of this Lease and such noncompliance is not a result of Tenant’s manner of use or improvements or alterations by Tenant to the Leased Premises, including the Office Space improvements, then Landlord agrees to make the appropriate alteration, the cost of which will be included in Operating Expenses as described in Section 3.02. Further, if as a result of Tenant’s manner of use or improvements, alterations or modifications made by Tenant, Landlord receives notice from a governmental authority of noncompliance with respect to the Leased Premises, Tenant shall have the option to cause the same to comply or to remove or modify its alterations or modify its use so as to fully remedy the non-compliance.

ARTICLE 8 –INSURANCE

Section 8.01. Landlord’s Insurance. Landlord shall, during the Lease Term, maintain in full force the following insurance: (i) commercial general liability insurance insuring against any liability due to injury or death to any person or loss of or damage to property arising out of the Common Areas, with coverage limits of at least Five Million Dollars ($5,000,000.00) per occurrence; and (ii) All-Risk Property insurance, excluding the perils of earthquake and flood, issued by one or more insurance carriers covering the Leased Premises (excluding all trade fixtures and property required to be insured by Tenant under this Lease) and the Building to the extent of their full replacement value (exclusive of foundation and excavation costs and other uninsurable parts).

Section 8.02. Tenant’s Insurance. During the Lease Term, Tenant shall maintain the following types of insurance, in the amounts specified and in the form hereinafter provided for:

A.                                    Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Leased Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year.

B.                                    All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant’s trade fixtures, merchandise and personal property.

C.                                    Worker’s Compensation: minimum statutory amount.

D.                                    Business interruption insurance.

All policies of insurance provided for in this Section 8.02 (i) shall be issued in form reasonably acceptable to Landlord, (ii) shall name Landlord, Landlord’s managing agent, any mortgagee and any other party having an insurable interest in the Project reasonably designated by Landlord as additional insureds, and (iii) shall provide that they may not be materially changed or canceled on less than thirty (30) days’ prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy.

Section 8.03. Waiver of Subrogation. Landlord and Tenant hereby release the other and waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, the Leased Premises, its contents, or other portions of the Building arising from any risk which is insured against under any all risk coverage insurance carried (or required to be carried) by either Landlord or Tenant. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer’s right of subrogation against the other party to this Lease.

Section 8.04. Tenant’s Responsibility. All of Tenant’s trade fixtures, merchandise and personal property in the Leased Premises shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person, and Tenant hereby releases Landlord from (i) any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, and (ii) any and all liability for any injury to the person or property of Tenant or other persons in or about the Leased Premises, the Building or the common areas associated therewith, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses (including attorneys’ fees) incurred in connection therewith. Notwithstanding the foregoing, nothing contained in this Section 8.04 shall override (or be deemed to override) the waivers contained in Section 8.03 above. This provision shall survive the expiration or earlier termination of this Lease.

Section 8.05. Landlord’s Responsibility. Subject to Tenant’s waivers, releases and agreements set forth in this Article 8 and elsewhere in this Lease, Landlord shall indemnify Tenant and hold it harmless from any and all claims and actions brought against Tenant by third parties which (a) arise out of any bodily injury, death or property damage occurring to such third parties in the Common Areas or Building (but excluding the Leased Premises), (b) are not caused in whole or in part by Tenant, its agents, employees or contractors, and (c) are caused in whole or in part by the negligence or willful misconduct of Landlord, its agents, employees or contractors. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord’s obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate (which may be a total abatement if the Leased Premises are rendered wholly unusable) during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within three hundred sixty (360) days from the casualty date; or (ii) totally destroyed by a casualty which is not covered by the insurance required hereunder then, in case of a clause (i) casualty, Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this Article 9. If the Leased Premises should be damaged by fire or other casualty during the last twenty-four (24) months of the term of this Lease and the restoration cost thereof exceeds five percent (5%) of the replacement cost of the entire Building, then, unless Tenant exercises any right it may have to extend the term of this Lease, Landlord may, within thirty (30) days after the determination of the cost of such rebuilding and repairs, terminate this Lease on written notice to Tenant and, in such event, Rent and all other charges payable by Tenant hereunder shall abate as of the date of the happening of such damage. The number of days within which the Leased Premises can be rebuilt or repaired shall be determined by an independent contractor mutually acceptable to both Landlord and Tenant.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, such that the Premises are not usable by Tenant for the Permitted Use, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any substantial part of the Leased Premises or Common Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. Termination of this Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury or loss sustained by them as a result of the taking. Without limiting the foregoing, Tenant shall have the right to make a claim against the condemning authority for any positive value of its leasehold estate, the value of its trade fixtures, furniture and personal property, damages for interruption or relocation of business in the Leased Premises, loss of good will, moving and remodeling expenses and value of any leasehold improvements paid for by Tenant.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease. Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park). Landlord shall consent or withhold its consent (stating with reasonable particularity the grounds upon which consent is being withheld) in writing within a reasonable period of time after Tenant’s written request therefor, but in no event more than thirty (30) days after Tenant’s delivery of such request. If Landlord has not withheld consent by written notice to Tenant within said thirty (30) day period, then Tenant shall send Landlord written notice thereof expressly noting therein that if Landlord does not respond to such notice, such failure shall be deemed approval, and if Landlord fails to consent or withhold its consent within ten (10) days of receipt of written notice thereof, Landlord shall be deemed to have consented to such proposed assignment or sublease. Subject to Section 11.02 below, any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer that requires Landlord’s prior written consent. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease. Without in any way limiting Landlord’s right to reasonably withhold its consent to any assignment or subletting of this Lease, Landlord shall be deemed to have reasonably withheld its consent to a proposed assignment or sublease if in Landlord’s commercially-reasonable opinion (i) the business reputation of the proposed assignee or subtenant is unacceptable; (ii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder; (iii) the prospective assignee or subtenant is a current tenant of the Park or has been within the year preceding Tenant’s request for consent a bona-fide third-party prospective tenant. If Landlord refuses to give its consent to any proposed assignment or subletting of all of the Leased Premises, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of such excess in such rent as such rent is received by Tenant and fifty percent (50%) of any other consideration received by Tenant from such assignee or subtenant, net of Tenant’s cost and expense in effectuating such transfer such as, by way of example only, broker commissions and Tenant interior finishes or allowances for same. Tenant agrees to pay Landlord Five Hundred and No/100 Dollars ($500.00) upon demand by Landlord, to reimburse Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, provided that Tenant is not in Default hereunder at the time of such transfer, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (ii) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets in property; or (iii) effectuate any public offering of Tenant’s stock on the New York Stock exchange, in the NASDAQ over-the-counter market or any other recognized securities exchange or over-the-counter market (hereinafter collectively a “Permitted Transferee”), provided that in the event of a transfer pursuant to clause (ii) or (iii) the net worth after any such transaction is not less than the net worth of Tenant as of the date preceding such transfer and provided further that such successor entity assumes all of the obligations and liabilities of Tenant. For the purpose hereof “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease. In the event of any assignment or subletting permitted under this Section 11.02, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall continue in full force and effect and shall not be rendered void and of no further force or effect. Nothing herein shall be deemed to prohibit, or require Landlord’s consent to, the transfer of stock publicly over a recognized securities exchange or over-the-counter market.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. In the event of a sale or transfer of Landlord’s interest in the Project (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

Section 12.02. Estoppel Certificate. Within twenty (20) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Non-Disturbance and Attornment. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be agreeing that Tenant’s occupancy of the Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease; and further provided that Tenant agrees upon request by any such mortgagee, beneficiary, or purchaser at foreclosure, as the case may be, to execute such non-disturbance, subordination and/or attornment instruments as may be reasonably required by such person to confirm such non-disturbance subordination and/or attornment. Landlord hereby represents and warrants to Tenant that there are no mortgages or deeds of trust encumbering all or any portion of the Project. Landlord shall obtain from any future holder of any mortgage or deed of trust encumbering all or any part of the Project, a Subordination, Non-Disturbance and Attornment Agreement, in a form mutually agreeable to such lender, Tenant and Landlord, providing among other things that the holder will recognize Tenant’s lease of the Leased Premises hereunder and will not disturb Tenant’s quiet possession of the Leased Premises as long as Tenant is not in Default under provisions of this Lease.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

A.                                    Tenant fails to pay any Monthly Rental Installment or Additional Rent when due, and such failure continues for ten (10) days after Landlord’s delivery of written notice to Tenant thereof. Notwithstanding the foregoing, Landlord shall not be obligated to provide Tenant with more than two (2) written notices of default from Landlord per calendar year.

B.                                    Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said 30-day period and thereafter diligently completes the required action within a reasonable time.

C.                                    Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

D.                                    All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution [and Tenant does not discharge the same within sixty (60) days after Tenant’s actual notice thereof]; a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant [and Tenant fails to secure a stay or discharge thereof within sixty (60) days after Tenant’s actual notice thereof]; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days after Tenant’s actual notice thereof; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation and such is not reinstated or re-established within thirty (30) days after Tenant’s actual notice thereof.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

A.                                    Landlord may terminate this Lease as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord in accordance with Section 2.03 and Exhibit “E” of this Lease; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare an amount equal to (i) the value of the excess, if any, discounted at the Prime Rate of (A) all rent which would have been due under this Lease for the balance of the Lease Term (the “Remaining Term”) less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, which can be collected by Landlord (Tenant shall bear the burden of proving such rental value), to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. In addition to the Default Damages, Landlord shall be entitled to any amounts or damages payable by Tenant to Landlord and accruing prior to the date of termination, which for all purposes shall include, but not be limited to, accrued rent and interest thereon, late charges and interest thereon the unamortized cost of Tenant’s improvements, broker’s fees and commissions, attorneys’ fees, any moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

B.                                    Landlord may, without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of Tenant’s Default, and re-enter the Leased Premises and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period that would otherwise have constituted the balance of the Lease Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

C.                                    Landlord may, without judicial process enter upon the Leased Premises, by force if necessary, without having any civil or criminal liability therefor (including specifically any liability or duty under Section 93.002 of the Texas Property Code which is superseded by this Section 13.02). and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus an administrative fee equal to ten percent (10%) of the amount of such reimbursement. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

D.                                    Any repossession of or re-entering on the Leased Premises by Landlord under this Article shall be without liability or responsibility for damages to Tenant. No repossession of or re-entering upon the Leased Premises or any part thereof pursuant to Lease or otherwise and no reletting of the Leased Premises or any part thereof pursuant to this Lease shall relieve Tenant or any guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Leased Premises or any part thereof by reason of the occurrence of an event of Default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

E.                                     No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

F.                                      If Landlord repossesses the Leased Premises pursuant to the authority herein granted or provided at law or in equity, then Landlord shall have the right to remove and store all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a superior lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

G.                                    No agreement to accept a surrender of the Leased Premises and no act or omission by Landlord or Landlord’s agent during the term shall constitute an acceptance or surrender of the Leased Premises unless made in writing and signed by Landlord. No reentry or taking possession of the Leased Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

H.                                   Landlord shall be required only to use commercially reasonable efforts to mitigate damages, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs Default Damages. Tenant shall bear the burden of proof that Landlord failed to mitigate.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, or Tenant may (but shall not be obligated to) perform the obligation of Landlord after first giving Landlord thirty (30) days prior written notice of its intent to cure such default by Landlord, and the reasonable actual cost thereof shall be payable from Landlord to Tenant upon demand with interest at the Interest Rate.

If Landlord fails to reimburse Tenant within thirty (30) days from receipt of written notice for the reasonable actual cost of performing Landlord’s obligation, or if Landlord fails to timely pay to Tenant any other amount due to Tenant under this Lease within thirty (30) days after Tenant gives Landlord written notice of such past due amount, then Tenant may in either of such events deduct any such amounts owing from Landlord, plus interest thereon at the Interest Rate payable as of the date of Tenant’s notice, from Monthly Rental Installments or other charges due or to become due Landlord under this Lease; provided however, that in no event shall Tenant be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder except as otherwise provided herein or pursuant to an order from a court of competent jurisdiction. Pending the outcome of such suit, Tenant may tender to the court rather than to Landlord rent payments thereafter coming due under this Lease up to the amount claimed by Tenant to be owed to Tenant from Landlord.

Section 13.04. Limitation of Landlord’s Liability.

A.                                    If at any time Landlord shall fail to perform or pay any covenant or obligation on its part to be performed or paid hereunder or shall breach any warranty or otherwise incur any liability for damages hereunder, and as a consequence thereof Tenant or its successors and assigns shall recover a money judgment against Landlord, such judgment shall be enforced against and satisfied out of only (i) the proceeds of sale produced upon execution of such judgment and levy thereon against Landlord’s interest in the Leased Premises and the improvements thereon; (ii) the rents, issues, or other income receivable from the Leased Premises and the improvements thereon subsequent to the entry of the money judgment; (iii) the consideration received by Landlord from the sale or mortgage financing of all or any part of Landlord’s interest in the Leased Premises and improvements thereon made subsequent to the entry of the money judgment; and (iv) any insurance proceeds or condemnation awards payable as/for lost rent by reason of any casualty to or condemnation of the Leased Premises and/or improvements thereon subsequent to the entry of the money judgment. Tenant shall look solely to the Leased Premises and improvements thereon and to said property specified in clauses (i), (ii), (iii) and (iv) above, for the payment and satisfaction of any such claim or action and any judgment thereon.

B.                                    Notwithstanding any other provision of this Lease to the contrary, Landlord shall not have any personal liability whatsoever for the performance or payment of any covenant, obligation, warranty or damages of Landlord hereunder or any judgment thereon, all such liability hereby being expressly waived and released by Tenant and its successors and assigns. Tenant shall not seek specific performance individually or collectively against any individual comprising Landlord for performance of any covenant or obligation of Landlord hereunder and Landlord’s obligation to specifically perform any such covenant or obligation shall be limited to the performance that can be achieved with the property, or proceeds thereof, specified in clauses (i), (ii), (iii) and (iv) of subsection A above.

C.                                    The provisions of subsections A and B above are not intended to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord’s liability as aforesaid.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 14 – PARKING

Landlord shall provide Tenant and its employees, customers and other invitees, and all other tenants or occupants of the Building and their respective employees, customers and other invitees, with the non-exclusive use of parking spaces on the Land of not less than one (1) parking space per five thousand (5,000) square feet of rentable area of warehouse space in the Building and three (3) parking spaces per one thousand (1,000) square feet of rentable area of office space in the Building. Tenant shall have the exclusive right to use those parking spaces located within the “Reserved Parking Area” as designated on Exhibit “A-4” attached hereto. No vehicle may be repaired or serviced in the parking area and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the vehicle owner. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park.

ARTICLE 15 - LANDLORD’S AND TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

Section 15.01. Definitions.

A.                                    “Environmental Laws” - All present or future federal, state and municipal laws, codes, orders, decrees, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises as well as the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity regulating, relating to, or imposing liabilities or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, material, gas, or petroleum product and having jurisdiction over the Leased Premises.

B.                                    “Hazardous Substances” - Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source having jurisdiction over the Leased Premises and issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03. Restrictions on Tenant. Tenant agrees not to store any Hazardous Materials on the Leased Premises and agrees not to release or discard any Hazardous Materials on the Leased Premises or the Project; provided, however, Tenant may store, handle and use the following chemicals, substances or materials if they are used, stored, handled and disposed of in material compliance with Environmental Laws then in effect: (i) chemicals, substances or materials in quantities routinely used in office areas; (ii) janitorial supplies, cleaning fluids or other chemicals, substances or materials in quantities reasonably necessary for the day-to-day operation or maintenance of the Leased Premises by Tenant, and (iii) chemicals, substances or materials, reasonably necessary for the construction or repair of improvements on the Leased Premises.

Section 15.04. Notices. Affidavits. Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within fifteen (15) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief, without independent inquiry, regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord’s Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

Section 15.06. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07. Landlord’s Representation and Indemnity. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same. Tenant hereby acknowledges receipt of that certain Report of Phase I Environmental Site Assessment prepared by Law Engineering and Environmental Services, Inc. and dated as of November, 2000 (the “Environmental Report”). Landlord hereby warrants and represents to its actual knowledge, without independent investigation, that as of the date of execution of this Lease, that the land underlying the Building is not in violation of any applicable Environmental Laws. Landlord’s actual knowledge is limited to those matters set forth in the Environmental Report. Landlord will indemnify, defend and save Tenant harmless from any and all actions, proceedings, claims, costs, including reasonable attorneys’ fees, expenses and losses of any kind pertaining to, concerning or derived in the event of a breach of the representations of Landlord hereunder. Nothing in this paragraph shall be interpreted as imposing any liability on Landlord for any consequential damages or any other costs or expenses incurred by Tenant including any lost sales or profits of Tenant resulting from any such presence or alleged presence. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Guaranty. Not Applicable.

Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control and in a party’s performance hereunder due to act of God, adverse weather, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, vandalism, failure of transportation, strikes, lockouts, litigation, condemnation, requisition, governmental restrictions including inability or delay in obtaining governmental consents, inspections or permits, laws or orders of governmental, civil, military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing.

Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Landlord or Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06. Indemnification for Leasing Commissions. Tenant’s Broker and Landlord’s Broker (collectively, “Broker”) shall each be entitled to receive a commission from Landlord in the amounts, and upon the terms and conditions, contained in a separate commission agreement between Landlord and such parties. Tenant warrants and represents to Landlord that, other than Broker, no other party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease; and in the event Tenant extends or renews this Lease, or expands the Leased Premises, and Tenant’s Broker is entitled to a commission under the above-referenced commission agreement, Tenant shall pay all commissions and fees payable to any party (other than Tenant’s Broker) engaged by Tenant to represent Tenant in connection therewith. Landlord warrants and represents to Tenant that, except as set forth above, no other party is entitled, as a result of the actions of Landlord, to a commission or other fee resulting from the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from any loss, cost, damage or expense (including reasonable attorneys’ fees) incurred by the nonindemnifying party as a result of the untruth or incorrectness of the foregoing warranty and representation, or failure to comply with the provisions of this subsection. Tenant’s Broker is representing Tenant in connection with this Lease, and is not representing Landlord. Landlord’s Broker, or employees of Landlord or its affiliates, are representing Landlord and are not representing Tenant.

Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.08. Partial Invalidity; Complete; Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within one hundred fifty (150) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by an officer of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.10. Intentionally Omitted.

Section 16.11. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.12. Memorandum of Lease. Tenant shall have the right to record a memorandum of lease with respect to the Leased Premises in a form agreed to by Landlord. Landlord shall execute the memorandum of lease within ten (10) business days after its receipt from Tenant and return it to Tenant for recordation with the real estate records of Dallas County, Texas. Such memorandum shall provide that Tenant grants to Landlord a power of attorney to execute and record a termination of such memorandum of lease without further action by Tenant in the event that the Lease terminates or expires for any reason and Tenant shall not have executed a termination of such memorandum of lease within ten (10) business days after Landlord sending such termination to the last address of Tenant known to Landlord.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) the Tenant is authorized to do business in the State where the Building is located; and (iii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 16.15. Determination of Charges. Landlord and Tenant agree that each provision of the Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.004 of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature.

Section 16.16. ERISA.

A.                                    Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which Morgan Guaranty Trust Company of New York (“MGT”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

B.                                    Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced on Schedule “A” (collectively, the “Existing 10% Plan”).

C.                                    Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) (each a “Party in Interest”) with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that:

(i)                                     neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE [Prohibited Transaction Class Exemption”] 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate MGT as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

(ii)                                  neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

D.                                    In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within twenty (20) days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subsection (C) of this Section 16.16 with respect to such prospective 10% Plan. If Tenant notifies Landlord or the Fund that Tenant cannot make such representations with respect to the prospective 10% Plan, then such prospective Plan shall not become a 10% Plan. If, based on Tenant’s notification that it can make such representations, such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease, one of the statements set forth in subsection (C) will be true with respect to such 10% Plan.

Section 16,17. Landlord’s Subordination. Within twenty (20) days after request from Tenant, Landlord shall execute a subordination agreement in favor of Tenant’s lender with respect to any liens arising in favor of Landlord against Tenant’s fixtures and personal property. Such subordination agreement shall be in a form reasonably acceptable to Landlord, Tenant and Tenant’s lender.

Section 16.18. Antenna and Satellite Dish.

A.                                    Provided Tenant is not in default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain on the roof of the Leased Premises, up to three (3) microwave satellite dishes (the “Dishes”); provided that Tenant shall only have such rights to the extent the Dish is used exclusively for Tenant’s purposes and no other purposes whatsoever. Additional dishes shall be charged a rental rate of Fifty Dollars ($50.00) per month (prorated for any partial month) payable to Landlord as additional rent hereunder on the first day of each month commencing upon installation of the additional Dish. Tenant shall execute a separate licensing agreement for each Dish. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dishes. Copies of such permits and licenses shall be provided to Landlord.

B.                                    The size, location, design and manner of installation of the Dishes and all related wiring shall be designated and approved by Landlord. After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation and maintenance of the Dishes and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dishes.

C.                                    Tenant represents and warrants that the installation and maintenance of the Dishes will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damages to the structure.

D.                                  Tenant shall install, operate and maintain the Dishes in accordance with all federal, state and local laws and regulations. Prior to installation of any Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

E.                                     Tenant reserves the right to discontinue its use of any Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord. Tenant shall be responsible for all costs of removal and for restoring the Building to its original condition after such removal. Notwithstanding the foregoing, Tenant agrees within fifteen (15) days after written notice from Landlord to (i) remove any Dish in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to comply with the terms stated herein; or (ii) relocate any Dish in the event the Dish interferes with any existing dish. Such removal or relocation shall be in accordance with all of the terms and conditions set forth herein. If Tenant elects not to remove the Dish from the Building, upon expiration or earlier termination of this Lease, or after expiration of the five (5) day notice period provided herein, the Dish shall be deemed abandoned by Tenant and shall become the property of Landlord.

F.                                      Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys’ fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

G.                                    In the event Tenant exercises its option to extend the term of the Lease as provided in Section 1 of Exhibit “D” of the Lease, Landlord and Tenant hereby acknowledge and agree that the rental rate for the Dishes shall be adjusted in accordance with the terms of the option to extend.

Section 16.19. Covenant of Quiet Enjoyment. Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord.

[Signatures carried forward to next page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership

By:	DUGAN GENERAL PARTNER LLC, a Delaware limited liability company, its general partner

	By:	DUGAN TEXAS LLC, a Delaware limited liability company, its sole member

	By:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, its Manager

	By:	DUKE REALTY CORPORATION, an Indiana corporation, its general Partner

		By:	/s/ Jeffrey D. Turner
		Name:	Jeffrey D. Turner
		Title:	SVP

TENANT:

THE CONTAINER STORE, INC.

By:	/s/ Valerie Richardson
Valerie Richardson, Vice President

SCHEDULE “A”

Existing 10% Plans Referenced in Section 16.16 ERISA Matters

NONE

Schedule A-1

EXHIBIT “D”

SPECIAL STIPULATIONS

The Special Stipulations set forth herein are hereby incorporated into the body of the Lease to which these Special Stipulations are attached, and to the extent of any conflict between these Special Stipulations and the Lease, these Special Stipulations shall govern and control.

1.                                      OPTION TO RENEW

A.                                    Option to Renew. Provided that (i) the Lease is in full force and effect, (ii) Tenant has not been in Default beyond any applicable cure periods more than two times in the last year of the initial term of the Lease (iii) the creditworthiness of Tenant, as revealed by its most current financial statements, is materially the same as or better than on the date of the Lease, (iv) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in substantially the entire Leased Premises throughout the Lease Term, and (v) the current use of the Leased Premises is consistent with the Permitted Use or other use approved by Landlord (together, items (i) through (v) shall be referred to as the “Conditions”), Tenant shall have the option to extend the Lease Term for three (3) successive periods of five (5) years (each an “Extension Term”). Each Extension Term shall be upon the same terms and conditions contained in the Lease except the Minimum Annual Rent for each Extension Term shall be adjusted as set forth in subparagraph (B) below (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than three hundred sixty (360) days prior to the expiration of the then existing Lease Term, written notice of Tenant’s desire to extend the Lease Term (“Tenant’s Notice”). Notwithstanding the foregoing, in the event Tenant does not exercise any of its extension options in the time period or in the manner provided in this Section 1(A), each such option shall nevertheless continue in full force and effect and shall not lapse until fifteen (15) days after Landlord has notified Tenant in writing that Tenant’s option is to expire. Landlord shall notify Tenant of the amount of the Rent Adjustment within thirty (30) days after the delivery of Tenant’s Notice. Tenant shall have twenty (20) days following its receipt of Landlord’s notice to notify Landlord in writing that Tenant either (a) requests the broker arbitration set forth hereinbelow, (b) revokes its election to extend the term of this Lease, or (c) accepts the Rent Adjustment. If Tenant elects to revoke its extension notice, this Lease shall continue until the expiration of the then-current term as if Tenant had never delivered to Landlord such extension notice.

If Tenant fails to give such notice within said 20-day period, then Tenant shall be deemed to have requested broker arbitration.

If broker arbitration is initiated as described above, then Landlord and Tenant shall each, within ten (10) days after Landlord’s receipt of Tenant’s written request or the expiration of the aforesaid 20-day period, as applicable, select a licensed real estate broker (the “Brokers”) with a minimum of ten (10) years of leasing experience regarding office/warehouse space in Dallas, Texas (the “Marketplace”) to determine the Rent Adjustment. If the Brokers are unable to agree as to the Rent Adjustment within thirty (30) days after the date of the appointment of the last of such Brokers, then the Brokers shall, within five (5) days after the end of the thirty-day period, mutually select a third licensed real estate broker (the “Arbitrator”) who has at least the same minimum qualifications as the Brokers, as described above. Each Broker shall submit to the Arbitrator his or her written determination of the Rent Adjustment, including reasonable documentation supporting such determination, and the Arbitrator shall, within thirty (30) days of his or her appointment, decide which Broker has most accurately determined the Rent Adjustment, which decision shall be final and binding on both Landlord and Tenant.

Landlord and Tenant shall each pay their own Broker’s fees and costs, and shall equally share the entire cost of the Arbitrator’s fees and costs. In the event that the Rent Adjustment for the applicable 5-year extension term has not been determined for any reason by the commencement date of such extension term, Tenant shall continue to pay on an interim basis to Landlord the then-current Monthly Rental Installment as previously determined under this Lease until the written determination of the Rent Adjustment is made, at which time Tenant shall tender to Landlord within thirty (30) days of Landlord’s presentation of an invoice, the differential, if any, between the newly determined Rent Adjustment and the Monthly Rental Installment paid by Tenant on an interim basis.

B.                                    Market Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be adjusted to reflect a new Minimum Annual Rent for the Leased Premises at the “Fair Market” Base Rent rate as reasonably determined pursuant to the terms of this Section 1(B). For this purpose, the “Fair Market” Base Rent rate shall mean the annual rate per rentable square foot for the 5-

Exhibit D-1

year extension term equal to the annual base rent rates per rentable square foot then being charged for office/warehouse space in Dallas, Texas, in buildings of comparable size, age and quality in comparable arms-length renewal leases (taking into account any differences in comparison transactions in the location of the leased premises, creditworthiness of the tenant, rental concessions, tenant improvement allowances and other economic concessions, and the lease provisions regarding rent increases, real estate taxes and operating and utility costs of the property) for a 5-year term entered into within six months prior to the date Tenant exercises this option. In no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding Lease Term. The monthly rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

2.                                      INITIAL EXPANSION OF LEASED PREMISES:

Provided that Tenant is then in compliance with the Conditions, any of which can be waived by Landlord in its sole discretion, effective as of the first day of the thirty-first (31st) month of the Lease Term (the “Additional Premises Commencement Date”), the square footage of the Leased Premises shall be expanded to include approximately 150,000 additional square feet of adjacent space (the “Additional Premises”), which space shall be located in the area shown on Exhibit “F” attached hereto. Such expansion shall be pursuant to the following terms and conditions.

Not later than thirty (30) days prior to the Additional Premises Commencement Date, Landlord and Tenant shall amend the Lease to include the Additional Premises and the Additional Premises shall become part of the Leased Premises on the terms and conditions set forth herein, subject to the following changes:

A.                                    The Lease Term for the Additional Premises shall commence on the Additional Premises Commencement Date and shall be for a period of one hundred twenty-two (122) months. The initial Lease Term for the Leased Premises shall be extended for a period of thirty (30) months so as to terminate concurrently with the initial Lease Term for the Additional Premises.

B.                                    The Minimum Annual Rent for the Additional Premises shall be paid by Tenant to Landlord as follows:

Monthly
Period	Rental Installments

Months 31 – 66 of Lease Term	$3.18 per square foot of Rentable Area of the Additional Premises

Months 67 - 114 of Lease Term	$3.28 per square foot of Rentable Area of the Additional Premises

Months 115 - 152 of Lease Term	$3.44 per square foot of Rentable Area of the Additional Premises

As of the Additional Premises Commencement Date, the Minimum Annual Rent schedule set forth in Section 1.0ID and E of the Lease shall be amended to add the following:

Monthly
Period	Rental Installments

Months 123 - 152 of Lease Term	$3.32 per square foot of Rentable Area of the Leased Premises

C.                                    Tenant’s Proportionate Share shall be amended to reflect the addition of the Additional Premises to the Leased Premises.

D.                                    Except as otherwise agreed, no tenant improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the Additional Premises and Tenant shall accept the Additional Premises “AS-IS” without representation or warranty from Landlord of any kind, except

Exhibit D-2

that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the Additional Premises as apply to the Leased Premises. Notwithstanding the foregoing, it is agreed that the Additional Premises shall be delivered to Tenant in the condition set forth in the Building Description.

E.                                     Prior to the Additional Premises Commencement Date, the parties shall determine the Rentable Area of the Additional Premises in the same manner as set forth in Section 1.01(B) of the Lease.

3.                                      EXPANSION RIGHT:

Provided that Tenant is then in compliance with the Conditions, Tenant shall have the following rights during the term of the Lease, to expand the square footage of the Leased Premises in the Building:

A.                                    First Expansion Space. Tenant shall have the right to expand into additional space in the Building adjacent to the Leased Premises and consisting of not less than 90,000 square feet and not more than 120,000 square feet (the “First Expansion Space”) upon delivery of written notice to Landlord of such election (“Tenant’s Notice”). Tenant’s Notice to expand into the First Expansion Space shall be delivered to Landlord on or before July 1, 2010 and shall specify the effective date of Tenant’s intended occupancy of the First Expansion Space (the “First Expansion Occupancy Date”). The First Expansion Occupancy Date shall be no earlier than January 1, 2011 and no later than March 1, 2012.

In the event Tenant timely notifies Landlord of its intent to expand into the First Expansion Space, Landlord shall, at its sole cost and expense, relocate any then existing tenant (or tenants) occupying the First Expansion Space to another space in the Building or in the Park such that Tenant shall have occupancy of the First Expansion Space by the First Expansion Occupancy Date. Prior to the First Expansion Occupancy Date, Landlord and Tenant shall amend the Lease to include the First Expansion Space on the same terms and conditions set forth in the Lease, and the First Expansion Space shall become part of the Leased Premises subject to the following changes:

(i)                                     The term for the First Expansion Space shall be coterminous with the term for the Leased Premises; provided, however, that the term for the First Expansion Space shall be not less than ten (10) years. If the term of the First Expansion Space would then exceed the Lease Term for the Leased Premises, the Lease Term for the Leased Premises shall be extended automatically to the extent necessary, to be coterminous with the term for the First Expansion Space. The Minimum Annual Rent for the First Expansion Space shall be equal to the “Fair Market” Base Rent Rate, as determined in the manner set forth above, provided however, that in no event shall Tenant’s Minimum Annual Rent per square foot for the First Expansion Space be less than the highest Minimum Annual Rent per square foot payable during the Lease Term for the Leased Premises. If, as a result of Tenant’s exercise of its right to expand into the First Expansion Space, as set forth herein, the Lease Term for the Leased Premises is extended, then the Minimum Annual Rent for all of the Leased Premises during any such extended term shall be increased at a rate of two percent (2%) per annum through the remainder of the Lease Term

(ii)                                  Tenant’s Proportionate Share shall be increased to reflect the increase in the rentable square footage of the Leased Premises.

(iii)                               Except as otherwise agreed, no tenant improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the First Expansion Space and Tenant shall accept the First Expansion Space “AS-IS” without representation or warranty from Landlord of any kind, except that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the First Expansion Space as apply to the Leased Premises. Notwithstanding the foregoing, it is agreed that the First Expansion Space shall be delivered “AS IS” provided that the Second Expansion Space shall be in good repair and condition, with all systems being in good working order, and shall have a 36’ clear stacking height.

B.                                    Second Expansion Space. Tenant shall have the right to expand into additional space in the Building adjacent to the then existing Leased Premises and consisting of not less than 90,000 square feet and not more than 120,000 square feet (the “Second Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Second Expansion Space shall be delivered to Landlord on or before July 1, 2012 and shall specify the effective date of Tenant’s intended occupancy of the Second Expansion Space (the “Second Expansion Occupancy Date”). The Second Expansion Occupancy Date shall be no earlier than January 1, 2013 and no later than March 1, 2014.

In the event Tenant timely notifies Landlord of its intent to expand into the Second Expansion Space, Landlord shall, at its sole cost and expense, relocate any then existing tenant (or tenants) occupying the Second Expansion Space to another space in the Building or in the Park such that Tenant

Exhibit D-3

shall have occupancy of the Second Expansion Space by the Second Expansion Occupancy Date. Landlord and Tenant shall amend the lease to include the Second Expansion Space and the Second Expansion Space shall thereafter become part of the Leased Premises on the same terms and conditions set forth in the Lease, subject to the following changes:

(i)                                     The term for the Second Expansion Space shall be coterminous with (i) the term for the First Expansion Space or (ii) ten (10) years, in the event Tenant failed to expand into the First Expansion Space. If the term of the Second Expansion Space would then exceed the Lease Term for the Leased Premises, the Lease Term for the Leased Premises shall be extended automatically to the extent necessary, to be coterminous with the term for the Second Expansion Space. The Minimum Annual Rent for the Second Expansion Space shall be equal to the “Fair Market” Base Rental Rate, provided, however, that in no event shall Tenant’s Minimum Annual Rent per square foot for the Second Expansion Space be less than the highest Minimum Annual Rent per square foot payable during the Lease Term for the Leased Premises. If, as a result of Tenant’s exercise of its right to expand into the Second Expansion Space, as set forth herein, the Lease Term for the Leased Premises is extended, then the Minimum Annual Rent for all of the Leased Premises during any such extended term shall be increased at a rate of two percent (2%) per annum through the remainder of the Lease Term.

(ii)                                  Tenant’s Proportionate Share shall be increased to reflect the increase in the rentable square footage of the Leased Premises.

(iii)                               Except as otherwise agreed, no tenant improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the Second Expansion Space and Tenant shall accept the Second Expansion Space “AS-IS” without representation or warranty from Landlord of any kind, except that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the First Expansion Space as apply to the Leased Premises. Notwithstanding the foregoing, it is agreed that the Second Expansion Space shall be delivered “AS IS” provided that the Second Expansion Space shall be in good repair and condition, with all systems being in good working order and shall have a 36’ clear stacking height.

C.                                    Third Expansion Space. Tenant shall have the right to expand into additional space in the Building adjacent to the then existing Leased Premises and consisting of not less than 90,000 square feet and not more than 120,000 square feet (the “Third Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Third Expansion Space shall be delivered to Landlord on or before July 1, 2014 and shall specify the effective date of Tenant’s intended occupancy of the Third Expansion Space (the “Third Expansion Occupancy Date”). The Third Expansion Occupancy Date shall be no earlier than January 1, 2015 and no later than March 1, 2016.

In the event Tenant timely notifies Landlord of its intent to expand into the Third Expansion Space, Landlord shall, at its sole cost and expense, relocate any then existing tenant (or tenants) occupying the Third Expansion Space to another space in the Building or in the Park such that Tenant shall have occupancy of the Third Expansion Space by the Third Expansion Occupancy Date. Prior to the Third Expansion Occupancy Date, Landlord and Tenant shall amend the Lease to include the Third Expansion Space and the Third Expansion Space shall thereafter become part of the Leased Premises on the same terms and conditions set forth in the Lease, subject to the following changes:

(i)                                     The term for the Third Expansion Space shall be coterminous with (i) the term for the First Expansion Space and the Second Expansion Space or (ii) ten (10) years, in the event Tenant failed to expand into the First Expansion Space and the Second Expansion Space. If the term of the Third Expansion Space would then exceed the Lease Term for the Leased Premises, the Lease Term for the Leased Premises shall be extended automatically to the extent necessary, to be coterminous with the term for the Third Expansion Space. The Minimum Annual Rent for the Third Expansion Space shall be equal to the “Fair Market” Base Rental Rate, provided, however, that in no event shall Tenant’s Minimum Annual Rent per square foot for the Third Expansion Space be less than the highest Minimum Annual Rent per square foot payable during the Lease Term for the Leased Premises. If, as a result of Tenant’s exercise of its right to expand into the Third Expansion Space, as set forth herein, the Lease Term for the Leased Premises is extended, then the Minimum Annual Rent for all of the Leased Premises during any such extended term shall be increased at a rate of two percent (2%) per annum through the remainder of the Lease Term.

(ii)                                  Tenant’s Proportionate Share shall be increased to reflect the increase in the rentable square footage of the Leased Premises.

(iii)                               Except as otherwise agreed, no tenant improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the Third Expansion Space and Tenant shall accept the Third Expansion Space “AS-IS” without representation or warranty from Landlord of any

Exhibit D-4

kind, except that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the Third Expansion Space as apply to the Leased Premises. Notwithstanding the foregoing, it is agreed that the Third Expansion Space shall be delivered “AS IS” provided that the Third Expansion Space shall be in good repair and condition, with all systems being in good working order and shall have a 36’clear stacking height.

D.                                    In the event Tenant fails to provide Landlord with Tenant’s Notice by each applicable date set forth above, such failure shall be conclusively deemed a waiver of Tenant’s right to expand into the First Expansion Space, the Second Expansion Space or the Third Expansion Space, as applicable, without waiving Tenant’s right to expand into an Expansion Space for which Tenant’s exercise deadline has not then occurred, and Landlord shall be free to lease the applicable Expansion Space (starting with the easternmost portion of the Building) to a third party, subject to the Right of First Offer set forth in Section 4 below.

E.                                     Tenant’s expansion rights as provided herein are personal to the Tenant named herein and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Leased Premises.

F.                                      Notwithstanding anything contained in this Section 3 of the Special Stipulations, Landlord shall have the right to freely lease the First Expansion Space, the Second Expansion Space and the Third Expansion Space pursuant to terms and conditions solely satisfactory to Landlord. Landlord agrees that the term associated with any such leases shall not impair Tenant’s access to such spaces; provided that Tenant timely exercises its rights hereunder. Landlord agrees to retain relocation rights in any lease for space in the Building such that in the event Tenant elects to expand as provided herein, Landlord shall have the right to relocate such tenant as may be required in order to provide Tenant with the First Expansion Space, the Second Expansion Space or the Third Expansion Space, as applicable.

4.                                      RIGHT OF FIRST OFFER ON VACANT SPACE IN THE BUILDING:

A.                                    Notwithstanding anything to the contrary contained herein, provided that the Conditions are met, Tenant shall have a right of first offer (hereinafter the “Right of First Offer”) on any space in the Building consisting of a minimum of 90,000 to 120,000 square feet which becomes available at any time and from time to time during the term of this Lease (the “Offer Space”). Landlord shall notify Tenant in writing (“Landlord’s Notice”) of the availability of an Offer Space before entering into a lease with a third party for such Offer Space. Tenant shall have five (5) business days from its receipt of Landlord’s Notice to deliver to Landlord notice that Tenant has an interest in leasing such Offer Space and either agreeing to lease the Offer Space on the terms and conditions contained in Landlord’s Notice or requesting that Landlord negotiate with Tenant as to terms and conditions upon which Tenant would be agreeable to lease the Offer Space. In the event Tenant fails to notify Landlord within said five (5) business day period, such failure shall be conclusively deemed a waiver of Tenant’s Right of First Offer and a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. In the event Tenant gives notice to Landlord that it desires to negotiate the terms and conditions of the Offer Space, the parties will have a period of fifteen (15) days during which they will negotiate in good faith the terms and conditions of the lease of the Offer Space. In the event the parties do not reach agreement on the terms and conditions of the lease of the Offer Space, within such fifteen (15) day period, such failure shall be conclusively deemed a waiver of Tenant’s Right of First Offer and a rejection of the Offer Space, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. In the event Tenant accepts the Offer Space on the terms and conditions specified in the Landlord’s Notice (or subsequently agreed to by Landlord and Tenant), the term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the term for the Offer Space shall be not less than five (5) years. If the term of the Offer Space would then exceed the Lease Term for the original Leased Premises, the Lease Term for the original Leased Premises shall be extended automatically to the extent necessary, to be coterminous with the term for the Offer Space. If, as a result of Tenant’s exercise of this Right of First Offer, the Lease Term for all of the Leased Premises is extended, the Minimum Annual Rent for the original Leased Premises during any such extended term shall be increased at a rate of two percent (2%) per annum through the remainder of the Lease Term.

B.                                    If, pursuant to the terms and conditions hereof, Tenant accepts the Offer Space, then. Landlord and Tenant shall within thirty (30) days of such acceptance, amend the Lease to include the Offer Space subject to the same terms and conditions of the Lease, as modified by the terms and conditions of the Landlord’s Notice or Landlord and Tenant’s negotiations; provided, however, that except as otherwise expressly set forth in the Landlord’s Notice or agreed upon by the parties, no Tenant Improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the Offer Space.

Exhibit D-5

C.                                    The Right of First Offer to lease the Offer Space in the Building is personal to the Tenant named herein and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Leased Premises.

5.                                      RIGHT OF FIRST OFFER TO PURCHASE BUILDING:

A.                                    Provided that the Conditions are met, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of its intent to sell the Building, before marketing the Building for sale or entering into a purchase and sale agreement with an unrelated third party for the Building. Tenant shall have five (5) business days from its receipt of Landlord’s Notice to deliver to Landlord written notice of its desire to purchase the Building. In the event Tenant gives notice to Landlord that it desires to purchase the Building and Tenant desires to negotiate the terms and conditions specified in Landlord’s notice, the parties will have a period of fifteen (15) days during which they will negotiate in good faith the terms and conditions of the purchase of the Building. In the event the parties do not reach agreement on the terms and conditions to purchase the Building within such fifteen (15) day period, such failure shall be conclusively deemed a waiver of Tenant’s right to purchase the Building, whereupon Tenant shall have no further rights with respect to purchasing the Building pursuant to this Section 5 and Landlord shall be free to sell the Building to a third party. In the event Tenant fails to notify Landlord of its acceptance within said five (5) business day period, such failure shall be conclusively deemed a waiver of Tenant’s right of first offer and a rejection of the Building, whereupon Tenant shall have no further rights with respect to the Building and Landlord shall be free to sell the Building to a third party. In the event Tenant agrees to purchase the Building on the terms and conditions specified in the Landlord’s Notice, Tenant and Landlord shall enter into a mutually satisfactory purchase and sale agreement within thirty (30) days of receipt of Landlord’s Notice.

B.                                    This Right of First Offer to purchase the Building is personal to the Tenant named herein and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Leased Premises.

6.                                      LANDLORD WARRANTIES:

A.                                    Zoning: Landlord represents to Tenant that to Landlord’s actual knowledge, without independent inquiry, the use of the Leased Premises for the Permitted Use (as set forth in Section 1.01(J)) is allowed by the current zoning classification applicable to the Leased Premises as of the date of the Lease.

B.                                    Title: Landlord represents and warrants to Tenant that Landlord is vested with fee simple title to the Building and the Land and has full right and lawful authority to lease the Leased Premises to Tenant pursuant to the terms hereof.

7.                                      DETENTION PONDS:

With respect to the “Detention Ponds” shown and labeled on the Site Plan, the City of Coppell has issued a letter agreeing to assist Landlord in maintaining the water level, at a level to be determined as set forth in Exhibit “J” to the Lease. Landlord agrees to use reasonable good faith efforts to ensure that the City performs in accordance with such letter. In constructing such Detention Ponds, Landlord agrees that it will use a clay liner to assist in water retention.

8.                                      SIGNAGE:

A.                                    Tenant shall have the right, subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, to place the signs described in Subsection B below on the Building and on the monument signs, which signs may, at Tenant’s election, be the largest allowed by applicable code. Landlord shall have the right to approve the placing of any additional signs and the size and quality of the same. Landlord shall not place any exterior signs on the Building without the prior written consent of Tenant; provided, however, that if Tenant does not occupy 100% of the Building, Landlord shall have the right to place signs within 450 feet from the East end of the Building. Any signs not in conformity with the Lease may be immediately removed by Landlord.

B.                                    Tenant, at Tenant’s sole cost and expense, shall have the exclusive right to install one (1) Building-mounted identification sign (a representation or sample of which sign is depicted on Exhibit “G” hereto), which shall include Tenant’s name and logo, on the west parapet wall at the top of the Building, and the exclusive right to place lettering on the monument sign facing Freeport Parkway in the location shown on the Site Plan. Landlord shall not be permitted to install any additional monument signs or other signs (other than traffic or directional signage) within the Prohibited Area shown on Exhibit “A-3” attached

Exhibit D-6

hereto. Upon the commencement of the term of the Additional Premises, Tenant shall have the right, at its sole cost and expense and subject to applicable City codes, to install a second Building-mounted identification sign, which shall include Tenant’s name and logo, on the North or South parapet wall at the top of the Building. As of the date that Tenant occupies the entire Building, Tenant shall have the right, at its sole cost and expense, to install a third Building-mounted identification sign, which shall include Tenant’s name and logo, on either the north or the south parapet wall at the top of the Building. In addition to the foregoing, Landlord shall, at Landlord’s sole cost and expense, paint or otherwise apply Tenant’s identification sign of approximately thirty-foot (30’) high letters, and including Tenant’s name and/or logo on the roof of the Leased Premises. No other signage shall be placed on the roof of the Leased Premises.

C.                                    All signage referred to herein and the installation thereof shall comply with all laws, regulations and ordinances affecting the Building and the Common Areas. Without limiting the foregoing, Tenant specifically acknowledges and agrees that Tenant shall be solely responsible for ensuring that all of the signs installed by or on behalf of Tenant comply with all applicable laws, regulations and ordinances, and that any failure by Tenant to comply with any such laws or regulations, (including, without limitation, obtaining any approvals therein required) shall be at Tenant’s sole risk and expense. The location, materials, coloring, lettering, lighting and method of installation of any signs shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. Approval of Tenant’s signage by Landlord shall be deemed approval under the Declaration; provided that at such time the Landlord named herein is the declarant under the terms of the Declaration.

D.                                    Tenant shall pay (as Additional Rent) for all costs and expenses of repairing and maintaining all signs installed by or on behalf of Tenant. On or before the expiration or earlier termination of this Lease, Tenant shall be responsible for removing the Building-mounted identification signs and the lettering on the monument sign and returning the Building and the surrounding premises to their original condition, ordinary cosmetic wear and tear excepted. Tenant shall place no other signage on the exterior of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not place any signage on or above the Leased Premises. Any signs not in conformity with the Lease may be immediately removed by Landlord.

9.                                      LEASE CONTINGENCY:

It is acknowledged and agreed that Tenant shall have the right, at its option, to terminate this Lease upon written notice thereof to Landlord, in the event that, on or before January 1, 2003, Landlord has not obtained from the City of Coppell a formal tax abatement agreement or Section 380 agreement documenting the City of Coppell’s agreement to provide the economic incentives shown on that certain letter from the City of Coppell to Landlord as set out in Exhibit “K” to the Lease, which agreement shall be in form reasonably acceptable to Landlord and Tenant.

In the event Tenant has not exercised its right to terminate this Lease pursuant to this Section 10 on or before January 15,2003, then Tenant’s right to terminate this Lease as aforesaid shall be deemed null and void and of no further force or effect.

10.                               RUBY ROAD PARK:

Landlord and Tenant agree to cooperate and work in good faith to cause the City of Coppell to clean up and enhance the immediate adjacent land across the street from the Project on the North side of Ruby Road into passive open space”. Landlord and Tenant will collaborate with the City relative to such improvements and an ongoing maintenance program for such area until the same may be otherwise developed or Landlord conveys such property to an unaffiliated third party.

11.                               LANDLORD’S LEASE CONTINGENCIES:

A.                                    Landlord’s obligations under this Lease are expressly conditioned on Tenant’s chief financial officer certifying to Landlord as of the date on which Landlord would revise site plans per staff comments as specified on the Project Schedule (the “Construction Condition Date”) that (i) Tenant’s net worth on such date is not materially less than Tenant’s net worth as reflected on Tenant’s Financial Statements dated June 30, 2002; and (ii) during the time period from June 30, 2002 through the date of such certification, Tenant has realized positive net income; and (iii) Tenant is not currently in default under any terms of any debt instruments to which it is subject; and (iv) that the $15 million bank line of credit with Bank One has been extended to expire not earlier than May 1, 2004 and in an amount not less than the current line of credit (collectively, the “Construction Conditions”).

The parties agree that in the event the Construction Conditions have not been satisfied as of the Construction Condition Date, Landlord shall have no obligation to undertake any further activities as set out in the Project Schedule or to expend funds relating to this Lease or the design and construction

Exhibit D-7

of the Building or the Project until such time as the Construction Conditions have been satisfied (to the extent Landlord does not undertake further activities as set out in the Project Schedule, Tenant may also suspend its related activities under the Project Schedule), and, if the Construction Conditions have not been satisfied within thirty (30) days after the Construction Condition Date, the Project Schedule (and the Target Commencement Date) shall be extended for the period of the actual delay caused by such delay in the satisfaction of the Construction Conditions until the Construction Conditions have been satisfied.

In addition, Landlord’s obligations under this Lease are expressly conditioned on Tenant’s chief financial officer certifying to Landlord on or before March 1, 2003 that Tenant has obtained a loan commitment letter from a recognized financial institution pursuant to which Tenant’s current $14 Million debt will be refinanced on terms commercially reasonable relative to Tenant’s then-current cash flow projections (the “Loan Condition”). Tenant’s certification to Landlord of the satisfaction of the Loan Condition shall be accompanied by a copy of the loan commitment letter.

The parties agree that in the event the Loan Condition has not been satisfied as of March 1, 2003, Landlord shall have no obligation to undertake any further activities as set out in the Project Schedule or to expend funds relating to this Lease or to the design and construction of the Building or the Project until such time as the Loan Condition has been satisfied (to the extent Landlord does not undertake further activities set out in the Project Schedule, Tenant may also suspend its related activities under the Project Schedule), and the Project Schedule (and the Target Commencement Date) shall be extended for the period of the actual delay caused by such delay in the satisfaction of the Loan Condition until the Loan Condition has been satisfied.

It is acknowledged and agreed that Landlord shall have the right, at its option, to terminate this Lease upon written notice thereof to Tenant in the event that, as of April 1, 2003, Landlord has not obtained reasonably sufficient evidence that all of the Construction Conditions and the Loan Condition have been satisfied. In the event of termination by Landlord, neither party shall have any further obligations to the other under this Lease, except those which survive termination hereof. If Landlord has not exercised its right to terminate this Lease under this Section 11A on or before the date that all of the Construction Conditions and the Loan Condition have been satisfied, Landlord’s right to terminate shall become null and void and the provisions of this Section 11A shall have no further force or effect.

B.                                    Landlord’s obligations under this Lease are expressly conditioned on Landlord receiving sufficient evidence, in Landlord’s sole discretion, that the City of Coppell will sell and transfer those certain parcels of land shown as the crosshatched areas on Exhibit “—L” to Landlord and that the City of Coppell will construct and complete, at its cost and expense, on or before the Commencement Date, the realignment of Ruby Road as shown on the Site Plan. Landlord agrees to use good faith efforts and reasonable diligence to timely satisfy this condition.

It is acknowledged and agreed that Landlord shall have the right, at its option, to terminate this Lease upon written notice thereof to Tenant, in the event that, on or before January 1, 2003, Landlord has not obtained sufficient evidence from the City of Coppell that the City of Coppell will transfer the land referenced above and will construct and complete, at its cost and expense, on or before the Commencement Date, the realignment of Ruby Road as shown on the Site Plan. In the event of termination by Landlord, neither party shall have any further obligations to the other under this Lease, except those which survive termination thereof. If Landlord has not exercised its right to terminate the this Lease under this Section 11B on or before February 15, 2003, Landlord’s right to terminate shall become null and void and the provisions of this Section 11B shall have no further force and effect.

Exhibit D-8

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (hereinafter referred to as the “First Amendment”) is made as of this 2nd day of May 2005, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership as successor-in-interest to Texas Dugan Limited Partnership (hereinafter referred to as “Landlord”) and THE CONTAINER STORE, a Texas corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Texas Dugan Limited Partnership and Tenant entered into that certain Office, Warehouse and Distribution Center Lease Agreement dated October 8, 2002, and as assigned by Texas Dugan Limited Partnership to Duke Realty Limited Partnership by that certain Assignment and Assumption of Lease dated December 6, 2002 (hereinafter collectively referred to as the “Lease”) for the lease of approximately 653,500 square feet of space, located in a building commonly known as Freeport X (the “Building”) located at 500 Freeport Parkway, Coppell Texas 75019 (hereinafter the “Leased Premises”), and within Freeport North (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, Duke Realty Limited Partnership succeeded to the interest of the landlord under the Lease and is the Landlord with respect to the Leased Premises; and

WHEREAS, Landlord and Tenant desire to amend the Lease in order to modify the Expansion paragraphs upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Landlord and Tenant to one another, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                      Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.                                      Amendment of Exhibit D. Special Stipulations. The following paragraphs of Exhibit D, Special Stipulations to the Lease are hereby amended as follows:

(a)                                 “3.                                EXPANSION RIGHT:

A.                                    First Expansion Space. The first paragraph of Section 3(A) of the Special Stipulations to the Lease is deleted in its entirety:

“Tenant shall have the right to expand into additional space in the Building adjacent to the Leased Premises and consisting of not less than 90,000 square feet and not more than 120,000 square feet (the “First Expansion Space”) upon delivery of written notice to Landlord of such election (“Tenant’s Notice”). Tenant’s Notice to expand into the First Expansion Space shall be delivered to Landlord on or before July 1, 2010 and shall specify the effective date of Tenant’s intended occupancy of the First Expansion Space (the “First Expansion Occupancy Date”). The First Expansion Occupancy Date shall be no earlier than January 1, 2011 and no later than March 1, 2012.”

and replaced with the following:

“Tenant shall have the right to expand into additional space in the Building adjacent to the Leased Premises and consisting of not less than 90,000 square feet and not more than 152,035 square feet (the “First Expansion Space”) upon delivery of written notice to Landlord of such election (“Tenant’s Notice”). Tenant’s Notice to expand into the First Expansion Space shall be delivered to Landlord on or before November 1, 2010 and shall specify the effective date of Tenant’s intended occupancy of the First Expansion Space (the “First Expansion Occupancy Date”). The First Expansion Occupancy Date shall be no earlier than May 1, 2011 and no later than July 1, 2012.”

B.                                    Second Expansion Space. The first paragraph of Section 3(B) of The Special Stipulations to the Lease is deleted in its entirety:

“Tenant shall have the right to expand into additional space in the Building adjacent to the then existing Leased Premises and consisting of not less than 90,000 square feet and not more than 120,000 square feet (the “Second Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Second Expansion Space shall be delivered to Landlord on or before July 1, 2012 and shall specify the effective date of Tenant’s intended occupancy of the Second Expansion Space (the “Second Expansion Occupancy Date”). The Second Expansion Occupancy Date shall be no earlier than January 1, 2013 and no later than March 1, 2014.”

And replaced with the following:

“Tenant shall have the right to expand into additional space in the Building adjacent to the then existing Leased Premises and consisting of not less than 90,000 square feet and not more than 145,965 square feet (the “Second Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Second Expansion Space shall be delivered to Landlord on or before May 1, 2015 and shall specify the effective date of Tenant’s intended occupancy of the Second Expansion Space (the “Second Expansion Occupancy Date”). The Second Expansion Occupancy Date shall be no earlier than November 1, 2015 and no later than January 1, 2017.

Section 3(B) is further amended by inserting the following as the last paragraph of Section 3(B):

“In the event Tenant needs additional space anytime between January 1, 2013 and November 1, 2015 and the Second Expansion Space is not then available for lease by Tenant, Tenant shall give Landlord notice of its desire to lease up to 120,000 square feet and shall specify the effective date of Tenant’s occupancy (the “Temporary Expansion Date”). Landlord shall use commercially reasonable efforts to make available to Tenant up to 120,000 square feet of storage space owned by Landlord in the Building or in another building owned by Landlord for the period from the Temporary Expansion Date through November 1, 2015. In the event that Landlord does not have any space available in the Building or in another building owned by Landlord for such period of time when Tenant needs such space, Landlord shall cooperate to represent Tenant to locate a space of similar size in a building not owned by Landlord.”

C.                                    Third Expansion Space. The first paragraph of Section 3(C) is deleted in its entirety

“Tenant shall have the right to expand into additional space in the Building adjacent to the then existing Leased Premises and consisting of the remainder of the entire space (the “Third Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Third Expansion Space shall be delivered to Landlord on or before July 1, 2014 and shall specify the effective date of Tenant’s intended occupancy of the Third Expansion Space (the “Third Expansion Occupancy Date”). The Third Expansion Occupancy Date shall be no earlier than January 1, 2015 and no later than March 1, 2016.”

And replaced with the following:

“In the event Tenant has not leased all of the space in the Building by Tenant’s exercise of its rights with regard to the First Expansion Space and the Second Expansion Space, Tenant shall have the right to expand into all of the remaining space in the Building (but not a portion thereof) (the “Third Expansion Space”) upon delivery of Tenant’s Notice to Landlord. Tenant’s Notice to expand into the Third Expansion Space shall be delivered to Landlord on or before May 1, 2018 and shall specify the effective date of Tenant’s intended occupancy of the Third Expansion Space (the “Third Expansion Occupancy Date”). The Third Expansion Occupancy Date shall be no earlier than November 1, 2018 and no later than November 1, 2019.”

(b)                                 LEASE CONTINGENCY. Section 9 of the Special Stipulations is deleted in its entirety and is of no further force or effect.

3.                                      Except as expressly modified by this First Amendment, all provisions, terms and conditions of the Lease shall remain in full force and effect.

4.                                      In the event a provision of this First Amendment conflicts with a provision of the Lease, this First Amendment shall supersede and control.

5.                                      All terms and phrases used herein shall have the same meaning as assigned to them in the Lease.

6.                                      This First Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

7.                                      This First Amendment has been executed and shall be construed under the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

By:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, its Manager

	By:	DUKE REALTY CORPORATION, an Indiana corporation, its General Partner

		By:	/s/ Jeffrey D. Turner
		Name:	Jeffrey D. Turner
		Title:	SVP

TENANT:

THE CONTAINER STORE, INC., a Texas corporation

		By:	/s/ Valerie Richardson
		Name:	Valerie Richardson
		Title:	Vice President

END OF EXECUTION SIGNATURES

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (hereinafter referred to as the “Second Amendment”) is made as of this 23 day of November 2005, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership as successor-in-interest to Texas Dugan Limited Partnership (hereinafter referred to as “Landlord”) and THE CONTAINER STORE, a Texas corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Texas Dugan Limited Partnership and Tenant entered into that certain Office, Warehouse and Distribution Center Lease Agreement dated October 8, 2002, and as assigned by Texas Dugan Limited Partnership to Duke Realty Limited Partnership by that certain Assignment and Assumption of Lease dated December 6, 2002, and as further amended by that certain First Amendment to Lease dated May 2, 2005 (hereinafter collectively referred to as the “Lease”) for the lease of approximately 653,500 square feet of space, located in a building commonly known as Freeport X (the “Building”) located at 500 Freeport Parkway, Coppell Texas 75019 (hereinafter the “Original Leased Premises”), and within Freeport North (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, Duke Realty Limited Partnership succeeded to the interest of the landlord under the Lease and is the Landlord with respect to the Leased Premises; and

WHEREAS, Landlord and Tenant desire to (i) arrange for the temporary use of approximately 150,000 rentable square feet (the “Additional Premises”) through August 1, 2006; and (ii) provide for the permanent expansion into the Additional Premises and extension of the term of the Original Leased Premises in accordance with the provisions of paragraph 2 of Exhibit D to the Lease; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and extension and any other changes to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Second Amendment.

1.                                      Incorporation of Recitals. The above recitals are hereby incorporated into this Second Amendment as if fully set forth herein.

2.                                      Amendment of Article 1. Basic Lease Provisions and Definitions. Effective as of October 21, 2005 (the “Temporary Expansion Commencement Date”) through August 31, 2006 the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:

A.                                    Leased Premises. Suite 100 consisting of approximately 803,500 square feet of that certain building consisting of approximately 1,101,500 square feet at 500 Freeport Parkway, Coppell, Texas (the “Building”), which Building is situated on that certain tract or parcel of land containing approximately 49.6 acres as more particularly described on Exhibit “A-l” attached to the Lease (the “Land”), located in Freeport North (the “Park”). The Leased Premises, the Building and the Land are sometimes collectively referred to as the “Project”. The preliminary lease outline drawing of the Leased Premises and the Additional Premises is set forth on the site plan of the Project attached hereto as Amended Exhibit “A” (the “Site Plan”). Collectively, the Original Premises and Additional Premises shall hereinafter be referred to as the “Leased Premises”.

B.                                    Rentable Area of Additional Premises: approximately 150,000 rentable square feet;

C.                                     Tenant’s Proportionate Share with respect to 90,000 rentable square feet of the Additional Premises: 8.171%.

(Note: Tenant to pay Operating Expenses with respect to only 90,000 rentable square feet.)

D.                                     Minimum Annual Rent for Additional Premises:

10/21/2005 – 08/31/2006	$232,983.87	*

*represents 10.3 months

E.                                     Monthly Rental Installments for Additional Premises:

10/21/2005 – 10/31/2005	$7,983.87
11/01/2005 – 08/31/2006	$22,500.00

F.                                      Term: The Term of the Lease with respect to the Additional Premises shall be effective as of October 21, 2005 and continue until midnight on August 31, 2006.

Except to the extent modified pursuant to the foregoing items A through E, the remaining terms and provisions of Section 1.01 of the Lease, to the extent not inconsistent with the foregoing, shall remain in full force and effect.

3.                                      As Is Condition. Tenant has personally inspected the Additional Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind, except that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the Additional Premises as apply to the Leased Premises. Tenant shall occupy the Additional Premises, but shall only pay Monthly Rental Installments and Operating Expenses on 90,000 rentable square feet thereof.

4.                                      Tenant shall pay the cost of all utilities serving the Additional Premises.

5.                                      Amendment of Article 1. Basic Lease Provisions and Definitions. Commencing September 1, 2006 (the “Additional Premises Commencement Date”) through the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:

B.                                    Rentable Area of the Original Leased Premises: approximately 653,500 square feet; Rentable Area of the Additional Premises: approximately 150,000 square feet; Rentable Are of the Leased Premises: 803,500 square feet.

C.                                    Tenant’s Proportionate Share: 72.95%

D.                                    Minimum Annual Rent:

Months 31– 50	$2.93 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 51– 66	$3.00 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 67 – 74	$3.02 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 75 – 98	$3.09 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 99 – 114	$3.21 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 115 – 122	$3.24 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

Months 123 – 152	$3.34 per annum per square foot of Rentable Area of the Leased Premises as established pursuant to the provisions of Section 1.10B above

E.                                     Monthly Rental Installments:

Months 31 – 50	$196,045.42
Months 51 – 66	$200,946.67
Months 67 – 74	$202,196.67
Months 75 – 98	$207,097.92
Months 99 – 114	$214,722.08
Months 115 – 122	$216,722.08
Months 123 – 152	$223,801.67

G.                                    Term: The Term of the Lease shall be extended through October 31, 2016.

Except to the extent modified pursuant to the foregoing items B through E, the remaining terms and provisions of Section 1.01 of the Lease, to the extent not inconsistent with the foregoing, shall remain in full force and effect.

6.                                      Amendment of Exhibit D to the Lease. Paragraph 2.D of Exhibit D to the Lease is hereby deleted in its entirety and replaced with the following:

“D.          Except as otherwise agreed, no tenant improvement allowances or other such financial concessions contained in the Lease, if any, shall apply to the Additional Premises and Tenant shall accept the Additional Premises “AS-IS” without representation or warranty from Landlord of any kind, except that the same representations and warranties from Landlord and maintenance and repair obligations of Landlord shall apply to the Additional Premises as apply to the Leased Premises. Notwithstanding the foregoing, it is agreed that the Additional Premises shall be delivered to Tenant on the Additional Premises Commencement Date in the condition set forth in the Building Description. Within sixty (60) days prior to commencement of construction of the Additional Premises, Landlord shall prepare and submit to Tenant a set of construction drawings (the “Revised Building CD’s”) covering all work to be performed by Landlord in constructing and installing improvements to the Building shell and all leasehold improvements within the Additional Premises as set forth in the Building Description. Tenant shall review the Revised Building CD’s or any portions thereof submitted to Tenant and shall provide Landlord with written notice of Tenant’s approval or requested changes by way of a Change Order pursuant to the terms set forth in Section 2.02.E of the Lease. Tenant shall be responsible for the costs to construct such improvements which were not part of the Building Description and shall reimburse Landlord as set forth in Section 2.02.E of the Lease.”

7.                                      Except as expressly modified by this Second Amendment, all provisions, terms and conditions of the Lease shall remain in full force and effect.

8.                                      In the event a provision of this Second Amendment conflicts with a provision of the Lease, this Second Amendment shall supersede and control.

9.                                      All terms and phrases used herein shall have the same meaning as assigned to them in the Lease.

10.                               This Second Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

11.                               This Second Amendment has been executed and shall be construed under the laws of the State of Texas.

[Execution signatures contained on the following page]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

By:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, its Manager

	By:	DUKE REALTY CORPORATION, an Indiana corporation, its General Partner

		By:	/s/ Jeffrey D. Turner
		Name:	Jeffrey D. Turner
		Title:	SVP

TENANT:

THE CONTAINER STORE, INC., a Texas corporation

		By:	/s/ Valerie Richardson
		Name:	Valerie Richardson
		Title:	Vice President

ATTEST:

		By:	/s/ Rebecca L. Como
		Name:	Rebecca L. Como
		Title:	Real Estate Assistant

[Corporate Seal]

END OF EXECUTION SIGNATURES

August 7, 2007

Ms. Cindy Luttrell

Lease Administration Manager

The Container Store

500 Freeport Parkway

Coppell, TX 75019-3863

Re: THIRD AMENDMENT TO LEASE

Dear Cindy:

Enclosed you will find three (3) fully executed originals of the Third Amendment to Lease document, signed by The Container Store and Duke Realty Corporation.

As always, should you have any questions please do not hesitate to call.

Sincerely,

DUKE REALTY CORPORATION

/s/ Jeff D. Thornton
Jeff D. Thornton
Senior Vice President of Operations

Cc: Ann Dee, Duke Legal

14241 N. Dallas Parkway	Atlanta	Cleveland	Indianapolis	Phoenix	Tampa
Suite 1000	Baltimore	Columbus	Minneapolis	Raleigh	Washington DC
Dallas, TX 75254	Chicago	Dallas	Nashville	St. Louis
972.361.6700	Cincinnati	Houston	Orlando	South Florida
www.dukerealty.com

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (hereinafter referred to as the “Third Amendment”) is made as of this 7th day of August 2007, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership as successor-in-interest to Texas Dugan Limited Partnership (hereinafter referred to as “Landlord”) and THE CONTAINER STORE, a Texas corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Texas Dugan Limited Partnership and Tenant entered into that certain Office, Warehouse and Distribution Center Lease Agreement dated October 8, 2002, and as assigned by Texas Dugan Limited Partnership to Duke Realty Limited Partnership by that certain Assignment and Assumption of Lease dated December 6, 2002, and as further amended by that certain First Amendment to Lease dated May 2, 2005, and that certain Second Amendment to Lease dated November 23, 2005 (hereinafter collectively referred to as the “Lease”) for the lease of approximately 803,500 square feet of space, located in a building commonly known as Freeport X (the “Building”) located at 500 Freeport Parkway, Coppell Texas 75019 (hereinafter the “Leased Premises”), and within Freeport North (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, Duke Realty Limited Partnership succeeded to the interest of the landlord under the Lease and is the Landlord with respect to the Leased Premises; and

WHEREAS, Landlord and Tenant desire to reduce the amount of the Security Deposit being held by Landlord; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such reduction and any other changes to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Third Amendment.

1.                                      Incorporation of Recitals. The above recitals are hereby incorporated into this Third Amendment as if fully set forth herein.

2.                                      Amendment of Article 4. Security Deposit. Article 4 (i) of the Lease is hereby deleted in its entirety and replaced with the following:

(i) Provided that the Conditions are satisfied such that Tenant is entitled to a reduction in the amount of the Security Deposit, then, upon written request from Tenant at the end of the thirty-eighth (38th) month of the Lease Term, the amount of the Security Deposit required to be maintained by Tenant hereunder may be reduced to One Hundred Thousand Dollars ($100,000.00). In the event that Tenant is entitled to the reduction in the amount of the Security Deposit as provided in this subparagraph, then, either (a) Landlord shall promptly refund to Tenant the excess balance of the Security Deposit (in the event of a cash deposit), or (b) Tenant shall provide Landlord with a replacement for the Letter of Credit (in the same form as the original Letter of Credit) reflecting the reduced amount and Landlord, only after receipt of the replacement for the Letter of Credit in compliance with the terms of this Article 4, shall return the original Letter of Credit in the greater amount to Tenant; and

3.                                      Letter of Credit Reduction. Landlord hereby affirms that Tenant has so requested the reduction of Tenant’s cash Security Deposit and that the Conditions specified in the Article 4 (as amended above) have been met. Landlord agrees to deliver to Tenant $100,000 of Tenant’s cash Security Deposit within 30 days of execution of this Third Amendment. All other provisions of Article 4 remain in full force and effect.

4.                                      Incorporation. Except as expressly modified by this Third Amendment, all provisions, terms and conditions of the Lease shall remain in full force and effect.

5.                                      Conflict. In the event a provision of this Third Amendment conflicts with a provision of the Lease, this Third Amendment shall supersede and control.

6.                                      Definitions. All terms and phrases used herein shall have the same meaning as assigned to them in the Lease.

7.                                      Examination of this Amendment. This Third Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

8.                                      Choice of Law. This Third Amendment has been executed and shall be construed under the laws of the State of Texas.

IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	DUKE REALTY CORPORATION, an
Indiana corporation, its General Partner

By:	/s/ Jeffrey D. Turner
Jeffrey D. Turner
Senior Vice President

TENANT:

THE CONTAINER STORE, INC.,
a Texas corporation

By:	/s/ Valerie Richardson
Name:	Valerie Richardson
Title:	Vice President

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FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (hereinafter referred to as the “Fourth Amendment”) is executed as of the 24th day of August 2011, by and between DUKE SECURED FINANCING 2009-1ALZ, LLC, a Delaware limited liability company, as successor in interest to Duke Realty Limited Partnership, an Indiana limited partnership, as successor-in-interest to Texas Dugan Limited Partnership (hereinafter referred to as “Landlord”) and THE CONTAINER STORE, INC., a Texas corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office, Warehouse and Distribution Center Lease Agreement dated October 8, 2002, as amended by that certain First Amendment to Lease dated May 2, 2005 (“First Amendment”), that certain Second Amendment to Lease dated November 23, 2005, and that certain Third Amendment to Lease dated August 7, 2007 (hereinafter collectively referred to as the “Lease”) for the lease of approximately 803,500 square feet of space, located in a building commonly known as Freeport X (the “Building”) located at 500 Freeport Parkway, Coppell Texas 75019 (hereinafter the “Leased Premises”), and within Freeport North (the “Park”), which space is more particularly described in the Lease; and

WHEREAS, Duke Secured Financing 2009-1ALZ, LLC, succeeded to the interest of the landlord under the Lease and is the Landlord with respect to the Leased Premises; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease with respect to the Second Expansion Space and Third Expansion Space;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.                                      Incorporation of Recitals. The above recitals are hereby incorporated into this Fourth Amendment as if fully set forth herein.

2.                                      Amendment of Section 1.01. Basic Lease Provisions and Definitions. Subsection L of Section 1.01 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Address for notices and payments are as follows:

Landlord:	Duke Secured Financing 2009-1ALZ, LLC
c/o Duke Realty Corporation
Attn: Texas Market - Vice President, Property Management
14241 Dallas Parkway, Suite 1000
Dallas, TX 75254

With a	Duke Secured Financing 2009-1ALZ, LLC
Copy to:	c/o Duke Realty Corporation
Attn: Texas Market Attorney
14241 Dallas Parkway, Suite 1000
Dallas, TX 75254

With	Duke Secured Financing 2009-1ALZ, LLC
Payments to:	75 Remittance Drive, Suite 1175
Chicago, IL 60675-1175

Tenant:	The Container Store, Inc.
500 Freeport Parkway
Coppell, TX 75019
Attn: Chief Financial Officer

With
Copies to:	The Container Store, Inc.
500 Freeport Parkway
Coppell, TX 75019
Attn: Vice President of Real Estate

And:	Smith, Robertson, Elliott, Glen, Klein & Douglas, L.L.P.
221 West Sixth Street, Suite1100
Austin, TX 78701
Attn: Michael L. Robertson, Esq.

3.                                      Amendment of Article 16. Miscellaneous. Article 16 of the Lease is hereby amended as follows:

(a)                                 Section 16.16, ERISA, is hereby deleted in its entirety and shall be of no further force or effect.

(b)                                 The following section is incorporated herein, effective as of the date hereof:

“Section 16.20. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents (i) that it is not on the Specially Designated Nationals List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not, to its knowledge, a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date of the Fourth Amendment, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac. Nothing in this Section 16.20 creates an ongoing obligation between the parties to disclose or update any such information.”

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4.                                      Amendment of Exhibit D. Special Stipulations.

(a)                                 Exhibit D of the Lease is hereby amended by deleting Section 3.B., Second Expansion Space, in its entirety.

(b)                                 Section 4.A. of Exhibit D, Right of First Offer on Vacant Space in the Building, is hereby amended by deleting the first sentence and substituting the following in lieu thereof:

“Notwithstanding anything to the contrary contained herein, provided that the Conditions are met, Tenant shall have a right of first offer (hereinafter the “Right of First Offer”) on each entire vacant suite (but not a portion of a suite) in the Building (consisting of either Suite 200 or Suite 300 and shown cross-hatched on the attached Exhibit N), which becomes available at any time and from time to time during the term of this Lease (the “Offer Space”).”

Section 4.A. of Exhibit D is hereby further amended by adding the following to the end of the paragraph:

“If Tenant declines the Right of First Offer or otherwise fails to exercise such right, but Landlord does not enter into a lease with a third party within one hundred eighty (180) days after Tenant declines or fails to exercise its Right of First Offer, or if Landlord enters into a lease for one year or less for the Offer Space, Landlord shall be required to present the Offer Space to Tenant pursuant to this Section 4.A. in the same manner that the original Landlord’s Notice was submitted to Tenant.”

(c)                                  Section 3.C. of Exhibit D, Third Expansion Space, is hereby amended by deleting the first sentence and substituting the following in lieu thereof:

“Tenant shall have the right to expand into additional space in the Building containing approximately 145,965 rentable square feet known as Suite 200 and shown cross-hatched on Exhibit O attached hereto and made a part hereof (“Third Expansion Space”) upon delivery of Tenant’s Notice to Landlord.”

Section 3.C. of Exhibit D is hereby further amended by deleting “May 1, 2018” and substituting “July 1, 2021” in lieu thereof.

Section 3.C. of Exhibit D is hereby further amended by deleting the last sentence of the first paragraph and substituting the following in lieu thereof:

“The Third Expansion Occupancy Date shall be no earlier than January 1, 2022 and no later than January 1, 2023.”

5.                                      Waiver of Right of First Offer as to Current Vacant Suite 200 in the Building. As of the date hereof, Tenant agrees and acknowledges that pursuant to the terms and conditions of the Lease, Landlord has offered Suite 200 (consisting of approximately 145,965 rentable square feet as more particularly shown on Exhibit O attached hereto) to Tenant for lease and Tenant has declined to exercise its Right of First Offer with respect to such portion of the Offer Space. Accordingly, Landlord is free to lease such vacant Suite 200 to a third party (including Scentsy, Inc.) and Landlord shall not be required to offer Suite 200 to Tenant again until such third party’s lease has expired or terminated

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(taking into account all of such third party’s renewal or extension rights) and the space is vacant and available again.

6.                                      Contingency. This Fourth Amendment is contingent upon the execution of a lease between Landlord and Scentsy, Inc., which shall be on terms satisfactory to Landlord, in its sole and absolute discretion. In the event this contingency is not satisfied within sixty (60) days following the execution of this Fourth Amendment, upon written notice from Landlord no later than fifteen (15) days after the expiration of such sixty (60) day period, this Fourth Amendment shall be void and of no further force or effect.

7.                                      Security Deposit Reduction. Landlord hereby affirms that Tenant has requested the reduction of Tenant’s cash Security Deposit subject to the satisfaction of the Conditions specified in Article 4 (as amended). Upon the confirmation by Landlord that the Conditions in Article 4 (as amended) have been satisfied as required therein, Landlord agrees to reduce Tenant’s One Hundred Thousand and No/100 Dollars ($100,000.00) cash Security Deposit by Fifty Thousand and No/100 Dollars ($50,000.00) and deliver to Tenant Fifty Thousand and No/100 ($50,000.00) of Tenant’s cash Security Deposit within thirty (30) days of the satisfaction of such Conditions. The parties agree that upon such reduction of the cash Security Deposit, Landlord shall be holding a total remaining cash Security Deposit of Fifty Thousand and No/100 Dollars ($50,000.00). All other provisions of Article 4 remain in full force and effect.

8.                                      Ruby Road Park. Section 10 of Exhibit D is hereby deleted in its entirety.

9.                                      Incorporation. Except as expressly modified by this Fourth Amendment, all provisions, terms and conditions of the Lease shall remain in full force and effect.

10.                               Conflict. In the event a provision of this Fourth Amendment conflicts with a provision of the Lease, this Fourth Amendment shall supersede and control.

11.                               Definitions. All terms and phrases used herein shall have the same meaning as assigned to them in the Lease.

12.                               Examination of this Amendment. This Fourth Amendment shall not be of any legal effect or consequence unless signed by Landlord and Tenant, and once signed by Landlord and Tenant it shall be binding upon and inure to the benefit of Landlord, Tenant, and their respective legal representatives, successors and assigns.

13.                               Choice of Law. This Fourth Amendment has been executed and shall be construed under the laws of the State of Texas.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be executed under seal and delivered as of the day and year first above written.

LANDLORD:

DUKE SECURED FINANCING 2009-1ALZ, LLC, a Delaware limited liability company

		By:	Duke Realty Limited Partnership, an Indiana limited partnership authorized to do business in the State of Texas under the name Duke Indiana Realty Limited Partnership, sole member and manager

		By:	Duke Realty Corporation, an Indiana corporation an Indiana corporation authorized to do business in the State of Texas under the name Indiana Duke Realty Corporation, General Partner

			By:	/s/ Jeff D. Thornton
Jeff D. Thornton
Senior Vice President

Dated:	8/24/11

TENANT:

THE CONTAINER STORE, INC.,
a Texas corporation

		By:	/s/ Valerie Richardson
		Name:	Valerie Richardson
		Title:	Vice President

Dated:	8/24/11

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